UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2012

DESERT GATEWAY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53293	26-2383102
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

777 Third Avenue, 22nd Floor, New York, NY 10017
 (Address of Principal Executive Offices)
_______________

(212) 983-1310
(Registrant’s telephone number, including area code)
_______________

501 South Johnstone, Suite 501, Bartlesville OK 74003
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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EXPLANATORY NOTE

This Current Report on Form 8-K is being filed in connection with a series of transactions consummated by Desert Gateway, Inc. (the “Company”), and with certain events and actions taken by the Company.

This Current Report on Form 8-K includes the following items on Form 8-K:

Item 1.01	Entry into a Material Definitive Agreement

Item 2.01	Completion of Acquisition or Disposition of Assets

Item 3.02	Unregistered Sales of Equity Securities

Item 5.01	Changes in Control of Registrant

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Item 5.06	Change in Shell Company Status

Item 9.01	Financial Statements and Exhibits

When used in this Current Report on Form 8-K, the terms “we,” “us,” “our” and similar terminology reference to the Company.

Item 1.01. Entry into a Material Definitive Agreement.

The disclosures set forth in Item 2.01 hereof are hereby incorporated by reference into this Item 1.01.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Pursuant to an Agreement and Plan of Merger dated December 12, 2012, or the Merger Agreement, by and among Desert Gateway, Inc., a Delaware corporation which is referred to herein as the Company, Desert Gateway Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company, or Merger Sub, and Retrophin, Inc., a Delaware corporation, which is referred to hereinafter as Retrophin, Merger Sub merged with and into Retrophin, with Retrophin remaining as the surviving entity and a wholly-owned operating subsidiary of the Company. This transaction is referred to throughout this report as the “Merger.” The Merger was effective as of December 12, 2012, upon the filing of a certificate of merger with the Secretary of State of the State of Delaware.

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At the effective time of the Merger, or the Effective Time, the legal existence of Merger Sub ceased and (i) 869,179 shares of common stock, par value $0.001 per share, or the Retrophin Common Stock, which represents all of the issued and outstanding Retrophin Common Stock and (ii) 155,461 shares of Series A Preferred Stock, par value $0.001 per share, or the Retrophin Preferred Stock, which represents all of the issued and outstanding Retrophin Preferred Stock, that was outstanding immediately prior to the Effective Time were cancelled. Simultaneously, the Company issued to the former holders of Retrophin Common Stock and Retrophin Preferred Stock, in consideration of their capital stock of Retrophin, an aggregate of 5,434,120 shares of the Company’s common stock, par value $0.0001 per share.

Upon completion of the Merger, the former stockholders of Retrophin held 68.9% of the outstanding shares of capital stock of the Company.  Accordingly, the Merger represents a change in control of the Company. As of the date of this report, there are 8,338,837  shares of the Company’s common stock outstanding and no shares of the Company’s preferred stock outstanding.

The Merger will be accounted for as a capital transaction. Upon effectiveness of the Merger, Retrophin’s business plan became the business plan of the Company. Upon completion of the Merger, all management of the Company resigned and the management of Retrophin became the management of the Company.

The foregoing description of the Merger Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entireties by reference to the Merger Agreement a copy of which is filed as Exhibit 2.1, hereto and is hereby incorporated by reference herein.

CAUTIONARY NOTE ON FORWARD LOOKING STATEMENTS

Certain information contained in this Current Report on Form 8-K include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements herein which are not historical reflect our current expectations and projections about the Company’s future results, performance, liquidity, financial condition, prospects and opportunities and are based upon information currently available to the Company and their management and their interpretation of what is believed to be significant factors affecting the businesses, including many assumptions regarding future events. Such forward-looking statements include statements regarding, among other things:

•	our ability to produce, market and generate sales of our products;

•	our ability to develop, acquire and/or introduce new products;

•	our projected future sales, profitability and other financial metrics;

•	our future financing plans;

•	our plans for expansion of our facilities;

•	our anticipated needs for working capital;

•	the anticipated trends in our industry;

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•	our ability to expand our sales and marketing capability;

•	acquisitions of other companies or assets that we might undertake in the future; and

•	competition existing today or that will likely arise in the future.

Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “seek,” or “project” or the negative of these words or other variations on these words or comparable terminology. Actual results, performance, liquidity, financial condition and results of operations, prospects and opportunities could differ materially from those expressed in, or implied by, these forward-looking statements as a result of various risks, uncertainties and other factors, including the ability to raise sufficient capital to continue the Company’s operations. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Current Report on Form 8-K generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Current Report on Form 8-K will in fact occur. Potential investors should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, there is no undertaking to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

Potential investors should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, there is no undertaking to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

The specific discussions herein about the Company include financial projections and future estimates and expectations about the Company’s business. The projections, estimates and expectations are presented in this Current Report on Form 8-K only as a guide about future possibilities and do not represent actual amounts or assured events. All the projections and estimates are based exclusively on the Company management’s own assessment of its business, the industry in which it works and the economy at large and other operational factors, including capital resources and liquidity, financial condition, fulfillment of contracts and opportunities. The actual results may differ significantly from the projections.

Potential investors should not make an investment decision based solely on the Company’s projections, estimates or expectations.

Business

Those statements in the following discussion that are not historical in nature should be considered to be forward looking statements that are inherently uncertain. Actual results and the timing of the events may differ materially from those contained in these forward looking statements due to a number of factors, including the disclosures set forth in this Item 2.01 to this Current Report on Form 8-K, under the headings “Cautionary Note on Forward Looking Statements” and “Risk Factors”, which disclosures are incorporated herein by reference. As a result of the Merger, the Company, assumed management of the business activities of Retrophin and the stockholders of the Company have the right to appoint all of the members of the board of directors of the Company. As used in this section, the terms “we”, “our”, “us” and the “Company” refer to the Company, our direct and indirect subsidiary and Retrophin, our principal operating business.

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Company Background

We were incorporated on February 8, 2008, as a subsidiary of American Merchant Data Services, Inc. Our former parent company, American Merchant Data Services, Inc. (American Merchant) was originally incorporated on January 27, 2000, in Florida as Boats.com, Inc. On September 25, 2002 Boats.com, Inc. changed its name to American Merchant Data Services, Inc. American Merchant later re-domiciled to Oklahoma in October, 2007, under the name American Merchant Data Merger, Inc. (“AMDM”).

During the fiscal period ended February 29, 2008, we consummated a reorganization which we refer to collectively as the “2008 Reorganization” pursuant to Section 1081(a) of the Oklahoma General Corporation Law, as a tax-free organization. On February 8, 2008, AMDM caused Desert Gateway, Inc. (“Desert Gateway”) to be incorporated in the State of Oklahoma, as a direct, wholly-owned subsidiary of AMDM and caused American Merchant Data Services, Inc. (“AMDS”) to also be incorporated in the State of Oklahoma, as a direct wholly-owned subsidiary of Desert Gateway. Under the terms of the Reorganization, AMDM was merged with and into AMDS pursuant to Section 1081(g) of the General Corporation Law of the State of Oklahoma (“OGCL”). Upon consummation of the Reorganization, each issued and outstanding share of AMDM Common Stock was converted into and exchanged for a share of common stock of Desert Gateway (on a share-for-share basis) having the same designations, rights, powers and preferences, and qualifications, limitations and restrictions as the shares of AMDM being converted. There was no spin-off and AMDM’s corporate existence ceased. Under the 2008 Reorganization all American Merchant shareholders became shareholders of Desert Gateway in the same proportion. In conjunction with the 2008 Reorganization, AMDM concluded a downstream merger into the second subsidiary AMDS. All of AMDM’s losses and net operating losses carried forward to AMDS. Following the Reorganization the Company was re-domiciled to Delaware. Since 2004 and prior to consummation of the domiciliary merger in 2008, neither American Merchant nor Desert Gateway had any existing operations.

To date and as of the date hereof, the Company can be defined as a "shell" company, an entity which is generally described as having no or nominal operations and with no or nominal assets or assets consisting solely of cash and cash equivalents. As a shell company, our sole purpose at this time is to locate and consummate a merger or acquisition with a private entity.

Our common stock is currently traded on the OTC.QB under our symbol of RTRX.

General

Retrophin is a developmental stage biopharmaceutical company focused on the discovery, development and commercialization of novel molecules for the treatment of a range of human genetic disorders. Our lead product in development is RE-021, a small molecule intended to treat focal segmental glomerulosclerosis (FSGS).  Retrophin focuses on developing treatments for serious, unmet and rare diseases.  In addition to FSGS, we are currently focusing on developing treatments for  pantothenate kinase-associated neurodegeneration (PKAN) and Duchenne muscular dystrophy (DMD).  The diseases on which Retrophin focuses are considered “orphan” diseases because they affect fewer than 200,000 patients in the United States.  However, such diseases have a profound impact on those that suffer from them and their families.

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Currently, we believe that we are the only company that is focusing on developing treatments for these rare and ultra-rare diseases.

Overview

Retrophin is a developmental stage biopharmaceutical company focused on the discovery, development and commercialization of novel molecules for the treatment of a range of human genetic disorders. Our lead product in development is RE-021, a small molecule intended to treat FSGS.  We expect that a phase 2 clinical study of RE-021 to treat FSGS could begin in H1 2013.  Our second development program is RE-024, a series of molecules designed to treat PKAN. Our preclinical development of RE-024 is being carried out in collaboration with St. Jude Children’s Research Hospital. We expect to file an IND for a lead compound in the RE-024 program by 2014. Our third product in development is RE-001, a modified protein intended to treat DMD.  We are planning to initiate first-in-human enabling studies of RE-001.  Preclinical studies to date, in mice, have suggested that RE-001 improves muscles function and improves mortality.  We expect to file for approval to begin human clinical trials of RE-001, to treat DMD, by the end of 2014.

Retrophin’s focus is to seek treatment for serious, unmet, rare diseases.  FSGS, PKAN and others are orphan diseases affecting fewer than 200,000 patients in the United States and have profound impacts on sufferers.  We believe that worldwide sales potential for Retrophin’s development stage products could exceed $1 billion per year.

We are initially focused on developing RE-021for patients with FSGS. We have licensed the exclusive worldwide rights to RE-021from Ligand Pharmaceuticals, Inc., which had previously been responsible for the development efforts.

During the next 12 to 18 months, we plan to:

●	Initiate a placebo-controlled phase II clinical trial in FSGS; and

●	Initiate an open-labeled phase II clinical trial in other nephropathies .

Our Strategy

Retrophin’s goal is to become a leading biopharmaceutical company specializing in the development and commercialization of therapies for catastrophic diseases.  Our commercialization strategy is to acquire pharmaceutical products for serious diseases and greatly increase patient and physician awareness to increase market penetration. Our development strategy is to focus on product opportunities which can take advantage of the shorter regulatory cycles that can be achieved with treatments for rare, life-threatening diseases.  Beyond PKAN, FSGS, and DMD, Retrophin has plans to discover and develop drug candidates for other orphan diseases, which may include cystic fibrosis and spinal muscular atrophy.

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 To achieve this goal, we intend to:

●
Expand our product pipeline by pursuing additional acquisitions of niche orphan drugs. We believe that there are multiple drugs for treating life-threatening diseases that may be neglected by other pharmaceutical companies. We believe that we can acquire certain of these niche products and build upon our commercial infrastructure in orphan disease to achieve increased sales.

●
Focus on developing innovative orphan drugs. We focus on novel, life-saving orphan drug candidates in order to take advantage of our competitive strengths. We believe that drug development for orphan drug markets is particularly attractive because relatively small clinical trials can provide meaningful information regarding patient response and safety. Furthermore, the path to regulatory approval and commercial success for orphan drugs is less risky for an effective therapy, as compared to non-orphan drugs. Finally, we believe that our capabilities are well suited to the orphan drug market and represent distinct competitive advantages.

●
Build a sustainable pipeline by employing disciplined decision criteria. We seek to build a sustainable product pipeline by employing multiple therapeutic approaches and by developing or acquiring orphan drug candidates.  We employ disciplined decision criteria to assess drug candidates, favoring drug candidates that have undergone at least some clinical study. Our decision to license a drug candidate will also depend on the scientific merits of the technology; the costs of the transaction and other economic terms of the proposed license; the amount of capital required to develop the technology; and the economic potential of the drug candidate, should it be commercialized. We believe this strategy minimizes our clinical development risk and allows us to accelerate the development and potential commercialization of current and future drug candidates. We intend to pursue regulatory approval for a majority of our drug candidates in multiple indications.

●
Evaluate the commercialization strategies on a product-by-product basis to maximize the value of each. As we move our drug candidates through development toward regulatory approval, we will evaluate several options for each drug candidate’s commercialization strategy. These options include building our own internal sales force; entering into joint marketing partnerships with other pharmaceutical or biotechnology companies, whereby we jointly sell and market the product; and out-licensing our products, whereby other pharmaceutical or biotechnology companies sell and market our product and pay us a royalty on sales. Our decision will be made separately for each product and will be based on a number of factors including capital necessary to execute on each option, size of the market and terms of potential offers from other pharmaceutical and biotechnology companies.

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Industry Analysis

The pharmaceutical industry in which Retrophin seeks to compete is highly competitive, strictly regulated, and rapidly changing.  In the U.S. and abroad, governments regulate how drugs are approved, manufactured, sold, and paid for. The cost to get a drug to market can be substantial, oftentimes approaching $1 billion, and the pharmaceutical industry is characterized by long (often 7-10 years) time periods between the time an idea for a drug is conceived and the time that sale of said drug can legally begin.  Despite the time required to discover and develop drugs, the pharmaceutical industry can afford substantial profit (global pharmaceutical sales are expected to reach    $ 1 trillion in the next few years)  if drug development is carried out correctly.  While the challenge of creating drugs can be daunting, the industry can afford advantages by giving pharmaceutical companies near monopolistic exclusivity.  For example, Retrophin is seeking to develop drugs to treat orphan diseases which can afford freedom from competition (in the U.S. for 7 years) if the F.D.A. grants “orphan drug status”.  Additionally, pharmaceuticals can enjoy strong freedom from competition based on the awarding of patents by the U.S. Patent and Trademark Office, which provides 20 years of intellectual protection.

In addition to government regulations, the pharmaceutical industry has elements of monopsony from managed care and government payers for drugs.  Going forward, global efforts toward health care cost containment efforts are expected to continue to exert pressure on product pricing and market access.  Further, the United States enacted major health care reform legislation in 2010, which began to be implemented in 2011. This new law is expected to expand access to health care to millions Americans by the end of the decade who did not previously have regular access to health care. The effect that this legislation will have on the pharmaceutical industry is uncertain.

Given the potential profits in the pharmaceutical industry, there is intense competition to succeed.  Other large pharmaceutical and biotechnology companies, academic institutions, governmental agencies and other public and private research organizations are similarly pursuing the development of novel drugs that target the same diseases that we are seeking to treat. Retrophin faces, and expects to continue to face, intense and increasing competition as new products enter the market and advanced technologies become available. Despite the challenges and uncertainties of the pharmaceutical industry, Retrophin believes that it is well-positioned to compete in this potentially lucrative field.

Competitive strengths

Retrophin seeks to discover, develop and deliver to patients first-in-class or best-in-class medicines for the treatment of rare, life-threatening, diseases. A first-in-class drug refers to the first approved or marketed drug within a class of drug candidates that operate through a particular target or molecular mechanism in the body to affect a specific disease. A best-in-class drug refers to a drug, among all drugs within a class of drugs which operate through a particular target or molecular mechanism in the body to affect a particular disease, that is superior to all other such drugs in the class by virtue of its superior efficacy, superior safety, ease of administration, or some combination of the foregoing.  We believe that RE-024, a drug for the treatment of PKAN, has the potential to be a first-in-class drug, because no drug currently uses the particular molecules of RE-024 in the treatment of PKA.  We believe that RE-021, a drug for the treatment of FSGS, has the potential to be a best-in-class drug due to its superior efficacy and ease of administration.

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Retrophin has acquired/built a pipeline of innovative product candidates for multiple rare disease indications, all of which represent proprietary applications of Retrophin's expertise in drug technologies. Historically and going forward, Retrophin's product candidates were/will result from a mixture of discoveries by in-house scientists and through judicious in-licensing of assets from other organizations, for example, other biotech/pharmaceutical companies, universities, or research institutes. Retrophin believes that its small molecule technologies, team of experienced management and scientists, and its corporate culture form the basis of its potential long-term competitive advantage in seeking to deliver first-in-class and best-in-class medicines.

Retrophin's lead product candidate (RE-021) has completed Phase 1 clinical studies demonstrating safety and efficacy, and we expect to initiate a Phase 2 clinical trial in 2013.  Additionally, Retrophin’s second most developed program (RE-024) is in preclinical testing, and we will seek to initiate clinical trials of this product candidate as soon as is practical.

Research and Product Development Pipeline

RE-021

RE-021 is our lead development stage compound. RE-021 is an investigational therapeutic agent which acts as both a potent angiotensin receptor blocker (ARB) as well as a selective endothelin receptor antagonist (ERA) preferential for endothelin receptor type A. Retrophin has secured a license to RE-021 from Ligand and Bristol-Myers Squibb. We are developing RE-021 as a treatment for focal segmental glomerulosclerosis (FSGS) and other nephropathies. We also intend to develop RE-021 for resistant hypertension and in other therapeutic areas.

ARBs and ERAs have a rich history of clinical development.  ARBs have a relatively narrow mechanistic purview: they are known to be anti-hypertensive agents with positive downstream effects on proteinuria and end-organ (kidney and heart) prognosis. ERAs represent a less well-understood clinical mechanism. Over a dozen ERAs have been trialed clinically, for a diverse array of diseases including the successfully approved Tracleer (bosentan) and Letairis (ambrisentan) for pulmonary arterial hypertension (PAH), the unsuccessful darusentan for resistant hypertension and heart failure, the withdrawn-from-market Thelin (sitaxsentan) for PAH, the failed avosentan for diabetic nephropathy, the failed zibotentan in prostate cancer, the failed clazosentan in subarachnoid hemorrhage, the failed tezosentan in heart failure, the failed atrasentan in prostate cancer, the failed enrasentan in heart failure and the continuing trials of macitentan.

RE-021 in FSGS

Retrophin intends to develop RE-021 as a treatment for focal segmental glomerulosclerosis (FSGS). FSGS is a leading cause of end stage renal disease (ESRD) and nephrotic syndrome. There are no FDA-approved treatments for FSGS and the off-label armamentarium is limited to ARBs, steroids, and immunosuppressant agents which are only effective for some patients. We estimate that there are at least 40,000 FSGS patients in the United States, which we believe could result in potential annual revenue of greater than $1 billion/year for RE-021.

We believe that FSGS as an indication would be eligible to receive orphan drug status from both the FDA and the EMEA. FSGS is similar to over a dozen other rare, but severe, nephropathies and glomerulopathies for which RE-021 could serve a critical role. Retrophin believes that a drop in proteinuria could serve as a primary endpoint in a pivotal clinical study and that FDA approval could be received on the basis of a  single, small pivotal trial.

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RE-021 in other indications

In addition to developing RE-021 as a potential treatment for FSGS, Retrophin intends to seek to begin clinical development of RE-021 in, IgA nephropathy, diabetic nephropathy, resistant hypertension, and other rare nephropathies as soon as possible.

IgA Nephropathy

IgA nephropathy is a form of glomerulonephritis with high proteinuria as its key symptom. There is no FDA approved therapy for IgA nephropathy. The prognosis of this disease is directly related to proteinuria level, with roughly one-third to one-fifth of patients losing their kidney within 10 years, with risk continuing linearly as age progresses. Most patients are diagnosed young, so dialysis, transplant and death are inevitable in these patients. There is a range of estimated patients from 40,000 to 150,000 in the United States. Assuming 35% of these patients have very severe proteinuria, and a $25,000 per-patient per-year price, peak global sales of RE-021 in IgA nephropathy can exceed over $1 billion.

There has never been a large clinical trial in IgA nephropathy. We believe that it is widely accepted and evidence-based that proteinuria is an appropriate endpoint for measuring the progress of this disease. Following completion of a small, open-label study, we would seek to begin a pivotal trial evaluating RE-021 in IgA nephropathy patients having proteinuria >1g/day. We believe that an acceptable primary endpoint for such a trial would be change in proteinuria at three months. Based on other IgA nephropathy studies, we believe that approximately 150 patients could be enrolled in about one year. Retrophin could be in a position to start a pivotal clinical study in IgA nephropathy in 2014.

Resistant Hypertension

Retrophin intends to mirror a previous darusentan phase 2 trial seeking to treat resistant hypertension with RE-021. We believe that the potential potency of RE-021 and an increased sample size compared to a previous study could allow for improvement in the expected primary endpoint of systolic blood pressure change at 10 weeks. In this population, trial design is a key concern. Because resistant hypertension is a complex clinical “situation,” it requires exponentially more clinical trial programming and design. Twenty-four hour ambulatory blood pressure automated monitoring is a more accurate assay for blood pressure than sitting blood pressure.  We estimate that this study could begin enrolling in 2014.  If results of this study are positive, Retrophin would target a partnership with a major pharmaceutical company to continue development.

RE-024

Retrophin is developing RE-024, a novel small molecule, as a potential treatment for pantothenate kinase-associated neurodegeneration (PKAN).  PKAN is the most common form of neurodegeneration with brain iron accumulation (NBIA).  Classic PKAN is a genetic disorder that is typically diagnosed in the first decade of life.  Consequences of PKAN include dystonia, dysarthria, rigidity, retinal degeneration, and severe digestive problems.  PKAN is estimated to affect 1 to 3 per million people.  The devastating effects of PKAN—most sufferers end up wheelchair bound, as well as suffering from dementia and other psychiatric problems, and typically don’t live past age 20—are clear.  There are currently no viable treatment options for patients with PKAN:  the opportunity with RE-024 is to transform treatment of PKAN with a potentially life changing and life-extending impact on patients.

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PKAN is caused by a genetic downregulation of the enzyme pantothenate kinase (PANK), via a mutation in the pantothenate kinase-2 gene.  PANK is responsible for the conversion of pantothenic acid to 4́ -phosphopantothenic acid,  a precursor to Coenzyme A (CoA) in the brain.  CoA is involved in a range of important biochemical functions, including the citric acid cycle, steroid biosynthesis, and histone and tubulin acetylation.  Retrophin’s approach seeks to improve neurological outcomes by directly replacing in the brain a molecule missing from PKAN sufferers.

RE-024 is a preclinical investigational program.  Retrophin is in the process of synthesizing a focused library of pantothenate phosphate prodrugs. In vitro testing of these molecules is underway, and we expect that in vivo evaluation will begin in early 2013.  Phase 1 clinical studies are expected to begin early in 2014, and, with strong Phase 1/2 data, an NDA filing could occur as early as 2016.

Pantothenic acid pro-phosphates, a potential solution

PKAN is caused by a misregulation in a single protein responsible for neurological function, namely, pantothenate kinase-2 (PANK2).  PANK is the first enzyme responsible for the synthesis of Coenzyme A (CoA), and specifically phosphorylates pantothenic acid (vitamin B5).

Retrophin’s Approach to Treating PKAN:  RE-024

PKAN is caused by dysregulation of the pantothenate kinase (PANK) enzyme, which converts pantothenic acid to phosphopantothenic acid.   The reaction catalyzed by PANK is depicted in Figure 1.

Figure 1:  Reaction catalyzed by PANK.

RE-024 is a small molecule “prophosphate” designed to circumvent the need for PANK, the dysfunctional enzyme responsible for PKAN, that is, to directly supply cells with the product of the reaction, namely phosphopantothenic acid.   A simple approach to this could be to use the product of the enzymatic reaction, namely, 4´-phosphopantothenic acid.  This approach has been mentioned in the literature, but it has been recognized that the highly charged molecule would not be able to permeate the lipohilic cell membrane. The approach taken with RE-024 is to follow the lead of nucleotide chemistry, and to generate prodrugs of phosphates (“pro-phosphates”) to mask the charge of the dianion.  The approach described has been successfully used in improving the bioavailability of nucleotides.

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Retrophin is in the process of synthesizing a library of derivatives of RE-024, via a CRO.  The library is designed to define the optimal characteristics of molecule, specifically, with a view to striking a balance between extra and intracellular stability and lipophilicity.  A similar idea, in the nucleoside case, has been described for potential HCV treatments, for example, GS-7977.

RE-001

RE-001 is a recombinant, modified form of utrophin, a protein similar to the dystrophin protein that is missing in the muscles of Duchenne muscular dystrophy (DMD) patients.  In RE-001, micro-utrophin is fused to a cell-penetrating peptide known as TAT, which is believed to allow for delivery of the modified form of utrophin into muscle cells, where it is needed for structural support.

Duchenne Muscular Dystrophy

Duchenne muscular dystrophy is a severe recessive X-linked form of muscular dystrophy characterized by rapid progression of muscle degeneration, eventually leading to loss of ambulation and death.  This affliction affects one in 3,500 males, making it the most prevalent of muscular dystrophies. In general, only males are affected, though females can be carriers. Females may be afflicted if the father is afflicted and the mother is also a carrier/affected. The disorder is caused by a mutation in the dystrophin gene, located in humans on the X chromosome.

Symptoms of DMD usually appear in male children before age five and may be visible in early infancy.  Progressive proximal muscle weakness of the legs and pelvis associated with a loss of muscle mass is observed first.  Eventually this weakness spreads to the arms, neck, and other areas.  As the condition progresses, muscle tissue experiences wasting and is eventually replaced by fat and fibrotic tissue.  By age 10, braces may be required to aid in walking but most patients are wheelchair dependent by age 12.  Later symptoms may include abnormal bone development that lead to skeletal deformities, including curvature of the spine.  Due to progressive deterioration of muscle, loss of movement occurs, eventually leading to paralysis.  The average life expectancy for patients afflicted with DMD varies from late teens to early to mid-twenties. There have been reports of a few DMD patients surviving to the age of 40, but this is extremely rare.

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No Existing Treatment for DMD

There is no known cure for DMD.  Treatment is generally aimed at controlling the onset of symptoms to maximize quality of life.  Corticosteroids such as prednisolene and deflazacort are commonly used for DMD to increase energy and strength and defer severity of some symptoms.  However, the benefits are temporary, modest and are accompanied by detrimental side effects including muscle wasting, fat deposition and bone loss.  Physical therapy is also used to help maintain muscle strength, flexibility and function.  Orthopedic appliances such as braces and wheelchairs help to provide structural support and improve mobility, and respirators and ventilators assist with managing breathing.  There are new treatments in development to potentially restore the functionality of a gene containing a mutation resulting in DMD by a process called “exon skipping.”  The goal of exon-skipping is to realign the translation of genetic information in the dystrophin gene and promote synthesis of a shortened, but functional, version of the protein.  Exon-skipping drugs are still in development stage, and if successful it is expected that they could slow the course of DMD and reduce the severity of the muscle disease.  It is also possible that these exon-skipping therapies, if successful, may be appropriate only for those patients with very specific mutations in the dystrophin gene.

RE-001

RE-001 is a novel compound that is being developed to replace dystrophin, the missing protein that has been identified as causing DMD.  Protein replacement therapy is a well-known tool for many diseases such as insulin for diabetes, erythropoietin (EPO) for anemia resulting from chronic kidney disease and myelodysplasia, and human growth hormone (HGH) for short stature, chronic renal failure, and Prader-Willi syndrome, among other conditions.

Figure 2 demonstrates the role of dystrophin in cell stability, that is, to bind the muscle cell membrane to the actin filaments required for the mechanical function of muscle cells.

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Figure 2:  Role of dystrophin in muscle cell stabilization.  RE-001 is designed to replace dystrophin in DMD boys.

RE-001 is designed to replace dystrophin by providing a recombinant supply of a modified form of a very similar protein, utrophin, fused to a cell-penetrating peptide (TAT) which allows for delivery of the utrophin protein into the cell where it is needed for structural support and integrity.

In pre-clinical studies, treatment with RE-001 in “mdx” mice (a strain of mice that lack the muscle protein dystrophin), an animal model for DMD, resulted in reduced creatine kinase excretion, a marker of muscle damage.  Retrophin will seek to replicate this result in humans, with creatine kinase as a possible primary endpoint or co-primary endpoint for a Phase 2 trial.

RE-001 Development Activities

Two papers on use of TAT-μ-UTR have been published. In the first study (Ervasti et al., PLoS, 2009), the treated mice in the above study showed markedly less muscle degradation, as measured by muscle fiber diameter than those treated with placebo.  Additionally, TAT-μ-UTR treated mice exhibited better physical muscle strength, as measured by muscle force assays.  In a second study with a more severe muscle impairment (Ervasti et al., J. Appl. Physiol., 2011), mice with DMD treated with TAT-μ-UTR had a median overall survival of 43.5 days + 2.0 days, compared to 30 days + 1.8 days for PBS treated mice.

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Direct protein replacement as a potential therapy for Duchenne muscular dystrophy has, to the best of our knowledge, not been attempted to date.

Planned Phase I Clinical Trial

We expect to initiate a Phase 1 clinical study of RE-001 in DMD patients by the end of 2014.  We can provide no assurances that Retrophin can successfully start this study.  The Phase 1 clinical study will initially explore the tolerability and pharmacokinetic behavior of RE-001.  Dose amount and frequency will be informed by Retrophin’s initial animal studies.

Licenses and Royalties

Ligand License

In February 2012, we entered into an agreement pursuant to which Ligand agreed to grant us a worldwide license for the development, manufacture and commercialization of RE-021 (DARA). Under the license agreement, Ligand is obligated to transfer to Retrophin certain information, records, regulatory filings, materials and inventory controlled by Ligand and relating to or useful for developing RE-021. We must use commercially reasonable efforts to develop and commercialize RE-021 in specified major market countries and other countries in which we believe it is commercially reasonable to develop and commercialize such products.

As consideration for the license, we are required to make substantial payments upon the achievement of certain milestones totaling up to $106.7 million, if all such milestones are achieved. Should we commercialize RE-021 or any products containing any of these compounds, we will be obligated to pay to Ligand an escalating annual royalty based on net sales of all such products. The license agreement contains other customary clauses and terms as are common in similar agreements in the industry.

Intellectual Property

We hold a worldwide exclusive license under our license agreement with Ligand for RE-021 to three granted U.S. patents as well as foreign counterparts thereof and other patent applications and patents claiming priority therefrom.

In the United States, we have a license to issued patents for RE-021, our lead compound, which will currently expire in 2020-2023 before any patent term extension. In jurisdictions which permit such, we will seek patent term extensions, for example as provided for in the Hatch-Waxman Act in the United States, where possible for certain of our patents. We plan to pursue additional patents in and outside of the United States covering additional therapeutic uses of RE-021 from these existing applications. In addition, we will pursue patent protection for any new discoveries or inventions made in the course of our development of RE-021.

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If we obtain marketing approval for RE-021 or other drug candidates in the United States or in certain jurisdictions outside of the United States, we may be eligible for regulatory protection, such as five years of new chemical entity exclusivity, seven years of orphan drug exclusivity and as mentioned below, up to five years of patent term extension potentially available in the United States under the Hatch-Waxman Act, 8 to 11 years of data and marketing exclusivity potentially available for new drugs in the European Union, up to five years of patent extension in Europe (Supplemental Protection Certificate), and eight years of data exclusivity potentially available in Japan. There can be no assurance that we will qualify for any such regulatory exclusivity, or that any such exclusivity will prevent competitors from seeking approval solely on the basis of their own studies. See “Government Regulation” below.

Our goal is to obtain, maintain and enforce patent protection for our products, formulations, processes, methods and other proprietary technologies, preserve our trade secrets, and operate without infringing on the proprietary rights of other parties, both in the United States and in other countries. Our policy is to actively seek to obtain, where appropriate, the broadest intellectual property protection possible for our current product candidates and any future product candidates, proprietary information and proprietary technology through a combination of contractual arrangements and patents, both in the United States and abroad. However, even patent protection may not always afford us with complete protection against competitors who may seek to circumvent our patents. Our proprietary rights may not adequately protect our intellectual property and potential products, and if we cannot obtain adequate protection of our intellectual property and potential products, we may not be able to successfully market our potential products.

We will depend upon the skills, knowledge and experience of our scientific and technical personnel, as well as that of our advisors, consultants and other contractors, none of which is patentable. To help protect our proprietary know-how, which is not patentable, and inventions for which patents may be difficult to obtain or enforce, we will in the future rely on trade secret protection and confidentiality agreements to protect our interests. To this end, we plan to require all of our employees, consultants, advisors and other contractors to enter into confidentiality agreements that prohibit the disclosure of confidential information and, where applicable, require disclosure and assignment to us of the ideas, developments, discoveries and inventions important to our business.

Manufacturing

We intend to continue to use our financial resources to accelerate development of our drug candidates rather than diverting resources to establish our own manufacturing facilities. We intend to meet our pre-clinical and clinical trial manufacturing requirements by establishing relationships with third-party manufacturers and other service providers to perform these services for us. We do not have any long-term agreements or commitments for these services.

Should any of our drug candidates obtain marketing approval, we anticipate establishing relationships with third-party manufacturers and other service providers in connection with the commercial production of our products. We have some flexibility in securing other manufacturers to produce our drug candidates; however, our alternatives may be limited due to proprietary technologies or methods used in the manufacture of some of our drug candidates.

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Sales and Marketing

We currently have no commercial infrastructure. In order to commercialize our clinical drug candidates if and when they are approved for sale in the United States or elsewhere, we will need to build marketing, sales and distribution capabilities.

We may be subject to various federal and state laws pertaining to health care “fraud and abuse,” including anti-kickback laws and false claims laws. Anti-kickback laws make it illegal for a prescription drug manufacturer to solicit, offer, receive, or pay any remuneration in exchange for, or to induce, the referral of business, including the purchase or prescription of a particular drug. Due to the breadth of the statutory provisions and the absence of guidance in the form of regulations and very few court decisions addressing industry practices, it is possible that our practices might be challenged under anti-kickback or similar laws. False claims laws prohibit anyone from knowingly and willingly presenting, or causing to be presented for payment to third-party payors (including Medicare and Medicaid) claims for reimbursed drugs or services that are false or fraudulent, claims for items or services not provided as claimed, or claims for medically unnecessary items or services. Our activities relating to the sale and marketing of our products may be subject to scrutiny under these laws.

Pricing and Reimbursement

A portion of our future end-user demand for our drugs is for patients covered under Medicaid, Medicare and other government-related programs such as TRICARE and the Veterans Administration, or VA. As required by Federal regulations, we will need to provide rebates and discounts in connection with these programs. As a result of Medicaid rebates, we may not generate any net sales with respect to Medicaid sales, but we do generate net sales with respect to Medicare sales, TRICARE sales and sales made to the VA.

In addition, it is possible that future legislation in the United States and other jurisdictions could be enacted which could potentially impact the reimbursement rates for the products we are developing and may develop in the future and also could further impact the levels of discounts and rebates paid to federal and state government entities. Any legislation that impacts these areas could impact, in a significant way, our ability to generate revenues from sales of products that, if successfully developed, we bring to market.

Competition

The pharmaceutical and biotechnology industries are intensely competitive and subject to rapid and significant technological change. Most of our competitors are larger than us and have substantially greater financial, marketing and technical resources than we have. If our business strategy is successful, we likely will attract additional competition.

The development and commercialization of new products to treat orphan diseases is highly competitive, and we expect considerable competition from major pharmaceutical, biotechnology and specialty pharmaceutical companies. As a result, there are, and will likely continue to be, extensive research and substantial financial resources invested in the discovery and development of new orphan drug products. Our potential competitors include, but are not limited to, Genentech, GlaxoSmithKline, Roche, Novartis, Pfizer, Boehringer Ingelheim, Sanofi, BioMarin, Sarepta, Vertex, and Jazz Pharmaceuticals.

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We are an early stage company with no history of operations. Many of our competitors have substantially more resources than we do, including both financial and technical. In addition, many of our competitors have more experience than us in pre-clinical and clinical development, manufacturing, regulatory and global commercialization. We are also competing with academic institutions, governmental agencies and private organizations that are conducting research in the field of orphan diseases.

Our competition will be determined in part by the potential indications for which drugs are developed and ultimately approved by regulatory authorities. Additionally, the timing of market introduction of some of our potential products or our competitors’ products may be an important competitive factor. Accordingly, the speed with which we can develop products, complete pre-clinical testing, clinical trials,  approval processes, and supply commercial quantities to market are expected to be important competitive factors. We expect that competition among products approved for sale will be based on various factors, including product efficacy, safety, reliability, availability, price, reimbursement, and patent position.

Clinical Testing of Our Products in Development

Each of our products in development, and likely all future drug candidates we develop, will require extensive pre-clinical and clinical testing to determine the safety and efficacy of the product applications prior to seeking and obtaining regulatory approval. This process is expensive and time consuming. In completing these trials, we are dependent upon third-party consultants, consisting mainly of investigators and collaborators, who will conduct such trials.

We and our third-party consultants conduct pre-clinical testing in accordance with Good Laboratory Practices, or GLP, and clinical testing in accordance with Good Clinical Practice standards, or GCP, which are international ethical and scientific quality standards utilized for pre- clinical and clinical testing, respectively. GCP is the standard for the design, conduct, performance, monitoring, auditing, recording, analysis and reporting of clinical trials, and is required by the U.S. Food and Drug Administration, or FDA, to be followed in conducting clinical trials.

Government Regulation of Marketed Products

In the United States, FDA regulations govern the research, development, testing, manufacture, quality control, labeling, storage, record-keeping, approval, sale, distribution, advertising and promotion of our products.

The FDA may withdraw product approval for non-compliance with regulatory requirements or if safety or efficacy problems occur after the product reaches the market. The FDA also has the power to require changes in labeling or to prevent further marketing of a product based on the results of post-marketing programs.

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The facilities, procedures, and operations of our contract manufacturers must be determined to be adequate by the FDA before a new drug application (NDA) or supplemental new drug application (sNDA) is approved. Additionally, manufacturing facilities are subject to inspections by the FDA for compliance with current good manufacturing practices (cGMP), licensing specifications, and other FDA regulations on an on-going basis. Vendors that supply our finished products or components used to manufacture, package and label products are subject to similar regulations and periodic inspections.

Following such inspections, the FDA may issue notices on Form 483 and issue Warning Letters that could cause us to modify certain activities identified during the inspection. The FDA generally issues a Form 483 notice at the conclusion of an FDA inspection and lists conditions the FDA investigators believe may violate cGMP or other FDA regulations. FDA guidelines specify that a Warning Letter be issued only for violations of “regulatory significance” for which the failure to adequately and promptly achieve correction may be expected to result in an enforcement action.

In addition, the FDA imposes a number of complex regulatory requirements on entities that advertise and promote pharmaceuticals, including but not limited to, standards and regulations for direct-to-consumer advertising, payments to physicians, off-label promotion, industry-sponsored scientific and educational activities and promotional activities involving the internet.

Failure to comply with FDA and governmental regulations can result in fines, unanticipated compliance expenditures, recall or seizure of products, total or partial suspension of production and/or distribution, suspension of the FDA’s review of NDAs or sNDAs, injunctions, disqualification from participation in government reimbursement programs and criminal prosecution. Any of these actions or events could have a material adverse effect on us both financially and reputationally.

Government Regulation of Drug Candidates

United States—FDA Process

The research, development, testing, manufacture, labeling, promotion, advertising, distribution and marketing, among other things, of drug products are extensively regulated by governmental authorities in the United States and other countries. In the United States, the FDA regulates drugs under the Federal Food, Drug, and Cosmetic Act, or the FDCA, and its implementing regulations. Failure to comply with the applicable U.S. requirements may subject us to administrative or judicial sanctions, such as FDA refusal to approve pending New Drug Applications, or NDAs, warning letters, fines, civil penalties, product recalls, product seizures, total or partial suspension of production or distribution, injunctions and/or criminal prosecution.

Drug Approval Process.

None of our drug product candidates may be marketed in the United States until the drug has received FDA approval. The steps required before a drug may be marketed in the United States generally include the following:

●	Completion of extensive pre-clinical laboratory tests, animal studies, and formulation studies in accordance with the FDA’s GLP regulations.

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●	Submission to the FDA of an IND for human clinical testing, which must become effective before human clinical trials may begin.

●	Performance of adequate and well-controlled human clinical trials to establish the safety and efficacy of the drug for each proposed indication.

●	Submission to the FDA of an NDA after completion of all pivotal clinical trials.

●
Satisfactory completion of an FDA pre-approval inspection of the manufacturing facility or facilities at which the active pharmaceutical ingredient, or API, and finished drug product are produced and tested to assess compliance with current good manufacturing practices, or cGMPs.

●	FDA review and approval of the NDA prior to any commercial marketing or sale of the drug in the United States.

The development and approval process requires substantial time, effort and financial resources, and we cannot be certain that any approvals for our product candidates will be granted on a timely basis, if at all.

Expedited Review and Approval.

The FDA has various programs, including Fast Track, priority review and accelerated approval, which are intended to expedite or simplify the process for reviewing drugs, and/or to provide for approval on the basis of surrogate endpoints. Even if a drug qualifies for one or more of these programs, the FDA may later decide that the drug no longer meets the conditions for qualification or that the time period for FDA review or approval will be shortened. Generally, drugs that may be eligible for these programs are those for serious or life- threatening conditions, those with the potential to address unmet medical needs, and those that offer meaningful benefits over existing treatments. For example, Fast Track is a process designed to facilitate the development, and expedite the review of drugs to treat serious diseases and fill an unmet medical need. Priority review is designed to give drugs that offer major advances in treatment or provide a treatment where no adequate therapy exists an initial review within 6 months as compared to a standard review time of 12 months. Although Fast Track and priority review do not affect the standards for approval, the FDA will attempt to facilitate early and frequent meetings with a sponsor of a Fast Track designated drug and expedite review of the application for a drug designated for priority review. Accelerated approval provides an earlier approval of drugs to treat serious diseases, and that fill an unmet medical need based on a surrogate endpoint, which is a laboratory measurement or physical sign used as an indirect or substitute measurement representing a clinically meaningful outcome. As a condition of approval, the FDA may require that a sponsor of a drug receiving accelerated approval perform post-marketing clinical trials.

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Patent Term Restoration and Marketing Exclusivity.

Depending upon the timing, duration and specifics of FDA approval of the use of our drugs, some of our U.S. patents may be eligible for limited patent term extension under the Drug Price Competition and Patent Term Restoration Act of 1984, referred to as the Hatch-Waxman Amendments. The Hatch-Waxman Amendments permit a patent restoration term of up to five years as compensation for patent term lost during product development and the FDA regulatory review process. However, patent term restoration cannot extend the remaining term of a patent beyond a total of 14 years from the product’s approval date. The patent term restoration period is generally one-half the time between the effective date of an IND, and the submission date of an NDA, plus the time between the submission date of an NDA and the approval of that application. Only one patent applicable to an approved drug is eligible for the extension and the extension must be applied for prior to expiration of the patent. The U.S. Patent and Trademark Office, or the USPTO, in consultation with the FDA, reviews and approves the application for any patent term extension or restoration. In the future, we intend to apply for restorations of patent term for some of our currently owned or licensed patents to add patent life beyond their current expiration date, depending on the expected length of clinical trials and other factors involved in the submission of the relevant NDA.

Data and market exclusivity provisions under the FDCA also can delay the submission or the approval of certain applications. The FDCA provides a five-year period of non-patent exclusivity within the United States to the first applicant to gain approval of an NDA for a new chemical entity. A drug is a new chemical entity if the FDA has not previously approved any other new drug containing the same active moiety, which is the molecule or ion responsible for the action of the drug substance. During the exclusivity period, the FDA may not accept for review an abbreviated new drug application, or ANDA, or a 505(b)(2) NDA submitted by another company for another version of such drug where the applicant does not own or have a legal right of reference to all the data required for approval. However, an application may be submitted after four years if it contains a certification of patent invalidity or non-infringement. The FDCA also provides three years of marketing exclusivity for an NDA, 505(b)(2) NDA or supplement to an existing NDA if new clinical investigations, other than bioavailability studies, that were conducted or sponsored by the applicant are deemed by the FDA to be essential to the approval of the application, for example, for new indications, dosages or strengths of an existing drug. This three-year exclusivity covers only the conditions associated with the new clinical investigations and does not prohibit the FDA from approving ANDAs or 505(b)(2) NDAs for drugs containing the original active agent. Five-year and three-year exclusivity will not delay the submission or approval of a full NDA; however, an applicant submitting a full NDA would be required to conduct or obtain a right of reference to all of the pre-clinical studies and adequate and well-controlled clinical trials necessary to demonstrate safety and effectiveness.

Foreign Regulation

In addition to regulations in the United States, we will be subject to a variety of foreign regulations governing clinical trials and commercial sales and distribution of our products. Whether or not we obtain FDA approval for a product, we must obtain approval by the comparable regulatory authorities of foreign countries before we can commence clinical trials and approval of foreign countries or economic areas, such as the EU, before we may market products in those countries or areas. The approval process and requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement vary greatly from place to place, and the time may be longer or shorter than that required for FDA approval.

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Other Laws and Regulatory Processes

We are subject to a variety of financial disclosure and securities trading regulations as a public company in the United States, including laws relating to the oversight activities of the Securities and Exchange Commission, or SEC, and, if our capital stock becomes listed on a national securities exchange, we will be subject to the regulations of such exchange on which our shares are traded. In addition, the Financial Accounting Standards Board, or FASB, the SEC, and other bodies that have jurisdiction over the form and content of our accounts, our financial statements and other public disclosure are constantly discussing and interpreting proposals and existing pronouncements designed to ensure that companies best display relevant and transparent information relating to their respective businesses.

Our present and future business has been and will continue to be subject to various other laws and regulations. Various laws, regulations and recommendations relating to safe working conditions, laboratory practices, the experimental use of animals, and the purchase, storage, movement, import and export and use and disposal of hazardous or potentially hazardous substances used in connection with our research work are or may be applicable to our activities. Certain agreements entered into by us involving exclusive license rights or acquisitions may be subject to national or supranational antitrust regulatory control, the effect of which cannot be predicted. The extent of government regulation, which might result from future legislation or administrative action, cannot accurately be predicted.

Employees

As of the date of this report, we employed four employees, each of whom is full-time and five consultants provide significant assistance to us. To successfully develop our drug candidates, we must be able to attract and retain highly skilled personnel. We anticipate hiring up to 15 additional full-time employees devoted to development activities and up to 5 additional full-time employees for general and administrative activities over the next few years. In addition, we intend to use clinical research organizations and third parties to perform our clinical studies and manufacturing.

Organization and Consolidated Subsidiaries.

We do not have any active subsidiaries and all of our assets and operations are maintained by Retrophin.

Properties

Our principal executive offices are located at 777 Third Avenue, Suite 22nd Floor, New York, NY10017.

Legal Proceedings

We are not currently involved in any material legal proceedings.

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RISK FACTORS

Our business, as well as our shares of Common Stock, are highly speculative and involve a high degree of risk.   Investing in our common stock involves a high degree of risk. Our securities should be purchased only by persons who can afford to lose their entire investment.  You should carefully consider the risks and uncertainties described below together with all of the other information included herein, including the financial statements and related notes, before deciding to invest in our Common Stock. If any of the following risks actually occur, they would materially harm our business, prospects, financial condition and results of operations. In this event, the market price of our common stock could decline and you could lose part or all of your investment.

The Company is Still in the Development Stage and Has Not Generated any Revenues.

From inception through September 30, 2012, we have incurred net losses of approximately $20.1 million and negative cash flows from operating activities of approximately $2.9 million. Because it takes years to develop, test and obtain regulatory approval for our treatments before they can be sold, the Company likely will continue to incur significant losses and cash flow deficiencies for the foreseeable future. Accordingly, it may never be profitable and, if it does become profitable, it may be unable to sustain profitability.

Risks Related to Our Financial Position and Need for Additional Capital

We have incurred operating losses since our inception. We expect to incur operating losses for the foreseeable future and may never achieve or maintain profitability.

Since inception, we have incurred significant operating losses. Our net loss attributable to common stockholders was $3,268,256 for the year ended December 31, 2011. As of September 30, 2012 we had an accumulated deficit of $20,080,925. To date, we have financed our operations primarily by raising capital through private placements of Retrophin Preferred Stock. We have devoted substantially all of our efforts to research and development, specifically our preclinical development activities. We have not completed development of any drugs. We expect to continue to incur significant and increasing operating losses for at least the next several quarters and we are unable to predict the extent of any future losses. We anticipate that our expenses will increase substantially as we:

●	Begin phase 2 clinical development of RE-021 for the treatment of FSGS.

●	Continue our ongoing preclinical development of RE-024 for the treatment of PKAN, and potentially begin clinical trials of RE-024.

●	Continue our ongoing preclinical development activities of RE-001 for the treatment of DMD, and potentially begin clinical trials of RE-001.

●	Continue the research and development of additional product candidates.

●	Seek regulatory approval of RE-021, RE-024, RE-001 and additional product candidates.

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●	Establish a sales and marketing infrastructure to commercialize products for which we may obtain regulatory approval.

●	Add operational, financial, and management information systems and personnel, including personnel to support of product development efforts and our obligations as a public company.

To become and remain profitable, we must succeed in developing and commercializing drugs with significant market potential. This will require us to be successful in a range of challenging activities, including the discovery of product candidates, successful completion of preclinical testing and clinical trials of our product candidates, obtaining regulatory approval for these product candidates and manufacturing, marketing and selling those products for which we may obtain regulatory approval. We are only in the preliminary stages of these activities. We may never succeed in these activities and may never generate revenues that are large enough to achieve profitability. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. Our failure to become or remain profitable could depress the market price of our common stock and could impair our ability to raise capital, expand our business, diversify our product offerings or continue our operations. A decline in the market price of our common stock would also cause you to lose a part or all of your investment.

No Operating History

As of the date of this filing, Retrophin has not generated any revenues. Retrophin faces the problems, expenses, difficulties, complications and delays, many of which are beyond Retrophin’s control, associated with any business in its early stages and has no operating history on which an evaluation of its prospects can be made.  Such prospects should be considered in light of the risks, expenses and difficulties frequently encountered in the establishment of a business in a new industry, characterized by a number of market entrants and intense competition, and in the shift from development to commercialization of new products based on innovative technologies.  There can be no assurance that Retrophin will ever generate revenues from operations.

Future Profitability Uncertain

Retrophin is an early stage corporation.  There can be no assurance that revenues from product sales or licensing arrangements will ever be achieved.  Moreover, even if Retrophin generates revenues from product sales arrangements, Retrophin may incur significant operating losses over the next several years.  Retrophin’s ability to achieve profitable operations in the future will depend in large part upon successful in-licensing FDA approved products, selling and manufacturing these products, completing development of its products, obtaining regulatory approvals for these products, and bringing these products to market.  The likelihood of the long-term success of Retrophin must be considered in light of the expenses, difficulties and delays frequently encountered in the development and commercialization of new drug products, competitive factors in the marketplace, as well as the regulatory environment in which Retrophin operates.

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Legal Risks

We face an inherent business risk of exposure to significant product liability and other claims in the event that the use of our products caused, or is alleged to have caused, adverse effects. Furthermore, our products may cause, or may appear to have caused, adverse side effects (including death) or potentially dangerous drug interactions that we may not learn about or understand fully until the drug has been administered to patients for some time. The withdrawal of a product following complaints and/or incurring significant costs, including the requirement to pay substantial damages in personal injury cases or product liability cases, could have a material adverse effect on our business, financial condition and results of operations and could cause the market value of our common stock to decline. Our product liability insurance coverage may not be sufficient to cover our claims and we may not be able to obtain sufficient coverage at a reasonable cost in the future.

We may become involved in infringement actions which are uncertain, costly and time-consuming and could have a material adverse effect on our business, financial condition and results of operations and could cause the market value of our common stock to decline.

The pharmaceutical industry historically has generated substantial litigation concerning the manufacture, use and sale of products and we expect this litigation activity to continue. As a result, we expect that patents related to our products will be routinely challenged, and our patents may not be upheld. In order to protect or enforce patent rights, we may initiate litigation against third parties. If we are not successful in defending an attack on our patents and maintaining exclusive rights to market one or more of our major products still under patent protection, we could lose a significant portion of sales in a very short period. We may also become subject to infringement claims by third parties and may have to defend against charges that we violated patents or the proprietary rights of third parties. If we infringe the intellectual property rights of others, we could lose our right to develop, manufacture or sell products, including our generic products, or could be required to pay monetary damages or royalties to license proprietary rights from third parties. The outcomes of infringement action are uncertain and infringement actions are costly and divert technical and management personnel from their normal responsibilities.

“Fraud and Abuse” Laws

We are subject to various laws and regulations, including "fraud and abuse" laws and anti-bribery laws, and a failure to comply with such laws and regulations or prevail in any litigation related to noncompliance could have a material adverse impact on our business, financial condition and results of operations and could cause the market value of our common stock to decline.

Pharmaceutical and biotechnology companies have faced lawsuits and investigations pertaining to violations of health care "fraud and abuse" laws, such as the federal False Claims Act, the federal Anti-Kickback Statute, the U.S. Foreign Corrupt Practices Act ("FCPA") and other state and federal laws and regulations. We also face increasingly strict data privacy and security laws in the U.S. and in other countries, the violation of which could result in fines and other sanctions. The United States Department of Health and Human Services Office of Inspector General recommends and, increasingly states, require pharmaceutical companies to have comprehensive compliance programs and to disclose certain payments made to healthcare providers or funds spent on marketing and promotion of drug products. If we are in violation of any of these requirements or any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of significant fines, exclusion from federal healthcare programs or other sanctions.

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The FCPA and similar worldwide anti-bribery laws generally prohibit companies and their intermediaries from making improper payments to officials for the purpose of obtaining or retaining business. Our policies mandate compliance with these anti-bribery laws. We operate in many parts of the world that have experienced governmental corruption to some degree and in certain circumstances, strict compliance with antibribery laws may conflict with local customs and practices or may require us to interact with doctors and hospitals, some of which may be state controlled, in a manner that is different than in the U.S. and Canada. We cannot assure you that our internal control policies and procedures will protect us from reckless or criminal acts committed by our employees or agents. Violations of these laws, or allegations of such violations, could disrupt our business and result in criminal or civil penalties or remedial measures, any of which could have a material adverse effect on our business, financial condition and results of operations and could cause the market value of our common stock to decline.

Future Capital Requirements

We will need substantial additional funding and may be unable to raise capital when needed, which would force us to delay, reduce or eliminate our product development programs or commercialization efforts.

We expect our general, research and development expenses to increase in connection with our ongoing activities, particularly as we begin phase 2 clinical study of RE-021, and as we continue toward Phase 1 clinical studies of RE-001 and RE-024, and for any later-stage clinical trials of our product candidates. In addition, subject to obtaining regulatory approval of any of our product candidates, we expect to incur significant commercialization expenses for product sales and marketing, securing commercial quantities of product from our manufacturers, and product distribution. We currently have no additional commitments or arrangements for any additional financing to fund the research and development and commercial launch of our product candidates.

We believe that our existing cash and cash equivalents and marketable securities, will be sufficient to enable us to fund our operating expenses and capital expenditure requirements until at least the second quarter of 2013. Additional funds may not be available to Retrophin when we need them on terms that are acceptable to us, or at all. If adequate funds are not available to us on a timely basis, we may be required to reduce or eliminate research development programs or commercial efforts.

Our future capital requirements will depend on many factors, including:

●	The progress and results of our pre-clinical and clinical studies of RE-021, RE-001, RE-024, and other drug candidates.

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●	The costs, timing and outcome of regulatory review of our product candidates.

●	The number and development requirements of other product candidates that we pursue.

●	The costs of commercialization activities, including product marketing, sales and distribution.

●	The emergence of competing technologies and other adverse market developments.

●	The costs of preparing, filing and prosecuting patent applications and maintaining, enforcing and defending intellectual property related claims.

●	The extent to which we acquire or invest in businesses, products and technologies.

●	Our ability to establish collaborations and obtain milestone, royalty or other payments from any such collaborators.

Any additional funds that we obtain may not be on terms favorable to us or our stockholders or may require us to relinquish valuable rights.

Until such time, if ever, as we generate stable product revenue to finance our operations, we expect to finance our cash needs through public or private equity offerings and debt financings, corporate collaboration and licensing arrangements and grants from patient advocacy groups, foundations and government agencies. If we raise additional funds by issuing equity securities, our stockholders will experience dilution. Debt financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends, and may include rights that are senior to the holders of our common stock. Any debt financing or additional equity that we raise may contain terms, such as liquidation and other preferences, which are not favorable to us or our stockholders. If we raise additional funds through collaboration and licensing arrangements with third parties, it may be necessary to relinquish valuable rights to our technologies, future revenue streams, research programs or product candidates or to grant licenses on terms that may not be favorable to us or our stockholders.

Our short operating history may make it difficult for you to evaluate the success of our business to date and to assess our future viability.

We are a new company. We commenced operations in 2011. Our operations to date have been limited to organizing and staffing our company, licensing and developing our technology, planning for clinical studies of RE-021, developing a viable manufacturing route for RE-001, planning pre-clinical studies and limited clinical studies of RE-001 and RE-024. We have not yet demonstrated our ability to successfully begin or complete clinical trials, obtain regulatory approvals, manufacture a commercial-scale product or arrange for a third party to do so on our behalf, or conduct sales and marketing activities necessary for successful product commercialization. Consequently, any predictions you make about our future success or viability may not be as accurate as they would be if we had a longer operating history.

In addition, as a new business, we may encounter unforeseen expenses, difficulties, complications, delays and other known and unknown factors.

Material weakness in internal control over financial reporting.

In connection with the preparation of Retrophin’s audited financial statements for the period from March 11, 2011 (inception) through December 31, 2011, our independent auditors advised management that a material weakness existed in internal control over financial reporting.

Although we are committed to continuing to improve our internal control processes, and although we will continue to diligently and vigorously review our internal control over financial reporting, any control system, regardless of how well designed, operated and evaluated, can provide only reasonable, not absolute, assurance that its objectives will be met. Therefore, we cannot be certain that, in the future, additional material weaknesses or significant deficiencies will not exist or otherwise be discovered. If our efforts to address the weakness identified are not successful, or if other deficiencies occur, these weaknesses or deficiencies could result in misstatements of our results of operations, restatements of our financial statements, a decline in our stock price and investor confidence or other material effects on our business, reputation, results of operations, financial condition or liquidity.

Retrophin’s auditors have expressed doubt about our ability to continue as a going concern.

Our Independent Accountant’s Report issued in connection with our audited financial statements for the period from March 11, 2011 (inception) through December 31, 2011, stated that “the Company, as a development stage enterprise, is subject to risks and uncertainties as to whether it will be able to raise capital and commence its planned operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.” Because Retrophin has been issued an opinion by its auditors that substantial doubt exists as to whether it can continue as a going concern it may be more difficult to attract investors.

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Risks Related to Our Intellectual Property

If we are unable to obtain and maintain protection for the intellectual property relating to our technology and products, the value of our technology and products will be adversely affected.

Our success will depend in large part on our ability to obtain and maintain protection in the United States and other countries for the intellectual property covering, or incorporated into, our technology and products. The patent situation in the field of biotechnology and pharmaceuticals generally is highly uncertain and involves complex legal, technical, scientific and factual questions. We may not be able to obtain additional issued patents relating to our technology or products. Even if issued, patents issued to us or our licensors may be challenged, narrowed, invalidated, held to be unenforceable or circumvented, which could limit our ability to stop competitors from marketing similar products or reduce the term of patent protection we may have for our products. Changes in either patent laws or in interpretations of patent laws in the United States and other countries may diminish the value of our intellectual property or narrow the scope of our patent protection.  Currently we have no patent protection on RE-001.  We have composition of matter patents on RE-021 that were filed in July 1999, and we have filed a patent application on RE-024 in April 2012.  We expect that in addition to the protection afforded by our patent filings that we will be able to extend our intellectual protection, by up to five years, via the provisions of the Hatch-Waxman Act.

 The degree of future protection for our proprietary rights is uncertain, and we cannot ensure that:

●	We or our licensors were the first to make the inventions covered by each of our pending patent applications.

●	We or our licensors were the first to file patent applications for these inventions.

●	Others will not independently develop similar or alternative technologies or duplicate any of our technologies.

●	Any patents issued to us or our licensors that provide a basis for commercially viable products will provide us with any competitive advantages or will not be challenged by third parties.

●	We will develop additional proprietary technologies that are patentable.

●	We will file patent applications for new proprietary technologies promptly or at all.

●	The claims we make in our patents will be upheld by patent offices in the United States and elsewhere.

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●	Our patents will not expire prior to or shortly after commencing commercialization of a product.

●	The patents of others will not have a negative effect on our ability to do business.

In addition, we cannot assure you that any of our pending patent applications will result in issued patents.

We have negotiated a license agreement for the rights to RE-021 (PS433540) from Ligand Pharmaceuticals.  We cannot be certain that we will be successful in maintaining the covenants required in this license agreement, and we cannot be certain that we will be able to maintain these rights with beneficial terms.  Composition of matter patents for RE-021, are set to expire in 2019.  We cannot be certain when or if we will file for patent protection for different indications, and we cannot be certain if we would be successful in obtaining these patents, or if we will be able to enforce these patents.  If we are unsuccessful in obtaining patents for different uses of RE-021 we may not be able to stop competitors from marketing similar products.

We have filed a provisional patent application in the United States on the composition of RE-024 as a treatment for pantothenate kinase associated neurodegeneration.  We cannot be certain that we will have completed sufficient experimental work to enable this patent application by the one year anniversary of the application:  this may result in our losing our priority date.  We cannot be certain that this application will be granted, or that the claims we have made will be allowed by the patent office.  Further, we have not filed for patent protection outside of the United States for RE-024.  We cannot be certain that we will filed for patent protection outside the United States, or that even if we do any patents(s) will be granted.

We are in the process of licensing patents and patent applications on the core technology of RE-001 from both the University of Minnesota and the University of Wisconsin.  We cannot be certain that we will be successful in securing these rights and we cannot be certain that we will be able to obtain these rights with beneficial terms. We also cannot be certain that a competing organization will obtain rights to these patents and applications. To the best of our knowledge, patent protection for the technology on which our lead compound, RE-001 is based have not been filed outside of the United States.  We cannot be certain when or if we will file for patent protection outside of the United States, and we cannot be certain if we would be successful in obtaining these patents or if we will be able to enforce these patents.  If patents are not issued in respect of our pending patent applications, we may not be able to stop competitors from marketing similar products in Europe and other countries in which we do not have issued patents.

We currently have no issued patents or pending applications covering methods of using or composition of RE-001 outside of the United States. We intend to seek orphan medicinal product designation and to rely on statutory data exclusivity provisions in jurisdictions outside the United States where such protections are available, including Europe. The patent rights that we are seeking to license relating to our product candidates are limited in ways that may affect our ability to exclude third parties from competing against us if we obtain regulatory approval to market these product candidates.

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Our patents also may not afford us protection against competitors with similar technology. Because patent applications in the United States and many other jurisdictions are typically not published until 18 months after filing, or in some cases not at all, and because publications of discoveries in the scientific literature often lag behind the actual discoveries, neither we nor our licensors can be certain that we or they were the first to make the inventions claimed in our or their issued patents or pending patent applications, or that we or they were the first to file for protection of the inventions set forth in these patent applications. If a third party has also filed a United States patent application covering our product candidates or a similar invention, we may have to participate in an adversarial proceeding, known as an interference, declared by the United States Patent and Trademark Office to determine priority of invention in the United States. The costs of these proceedings could be substantial and it is possible that our efforts could be unsuccessful, resulting in a loss of our United States patent position.

If we fail to comply with our obligations in our intellectual property licenses with third parties or if we are delinquent in our payments to third parties, we may lose license rights that are important to our business.

If we are unable to protect the confidentiality of our proprietary information and know-how, the value of our technology and products could be adversely affected.

We seek to protect our know-how and confidential information, in part, by confidentiality agreements with our employees, corporate partners, outside scientific collaborators, sponsored researchers, consultants and other advisors. We also have confidentiality and invention or patent assignment agreements with our employees and our consultants. If our employees or consultants breach these agreements, we may not have adequate remedies for any of these breaches. In addition, our trade secrets may otherwise become known to or be independently developed by others. Enforcing a claim that a party illegally obtained and is using our trade secrets is difficult, expensive and time consuming, and the outcome is unpredictable. In addition, courts outside the United States may be less willing to protect trade secrets. Costly and time consuming litigation could be necessary to seek to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could adversely affect our competitive business position.

If we infringe or are alleged to infringe the intellectual property rights of third parties, it will adversely affect our business.

Our research, development and commercialization activities, as well as any product candidates or products resulting from these activities, may infringe or be accused of infringing one or more claims of an issued patent or may fall within the scope of one or more claims in a published patent application that may subsequently issue and to which we do not hold a license or other rights. Third parties may own or control these patents or patent applications in the United States and abroad. These third parties could bring claims against us that would cause us to incur substantial expenses and, if successful against us, could cause us to pay substantial damages. Further, if a patent infringement suit were brought against us, we or they could be forced to stop or delay research, development, manufacturing or sales of the product or product candidate that is the subject of the suit.

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No assurance can be given that patents do not exist, have not been filed, or could not be filed or issued, which contain claims covering our products, technology or methods. Because of the number of patents issued and patent applications filed in our field, we believe there is a risk that third parties may allege they have patent rights encompassing our products, technology or methods.

We are aware, for example, of United States patents, and corresponding international counterparts, owned by third parties that contain claims related to treating DMD using a direct protein replacement strategy. If any third party patents were to be asserted against us we do not believe that our proposed products would be found to infringe any valid claim of these patents. If we were to challenge the validity of any issued United States patent in court, we would need to overcome a presumption of validity that attaches to every patent. This burden is high and would require us to present clear and convincing evidence as to the invalidity of the patent’s claims. There is no assurance that a court would find in our favor on infringement or validity.

In order to avoid or settle potential claims with respect to any of the patent rights described above or any other patent rights of third parties, we may choose or be required to seek a license from a third party and be required to pay license fees or royalties or both. These licenses may not be available on acceptable terms, or at all. Even if we or our future collaborators were able to obtain a license, the rights may be nonexclusive, which could result in our competitors gaining access to the same intellectual property. Ultimately, we could be prevented from commercializing a product, or be forced to cease some aspect of our business operations, if, as a result of actual or threatened patent infringement claims, we are unable to enter into licenses on acceptable terms. This could harm our business significantly.

Others may sue us for infringing their patent rights or file nullity, opposition or interference proceedings against our patents, even if such claims are without merit, which would similarly harm our business. Furthermore, during the course of litigation, confidential information may be disclosed in the form of documents or testimony in connection with discovery requests, depositions or trial testimony. Disclosure of our confidential information and our involvement in intellectual property litigation could materially adversely affect our business.

There has been substantial litigation and other proceedings regarding patent and other intellectual property rights in the pharmaceutical and biotechnology industries. In addition to infringement claims against us, we may become a party to other patent litigation and other proceedings, including interference proceedings declared by the United States Patent and Trademark Office and opposition proceedings in the European Patent Office, regarding intellectual property rights with respect to our products and technology. Even if we prevail, the cost to us of any patent litigation or other proceeding could be substantial.

Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources. In addition, any uncertainties resulting from any litigation could significantly limit our ability to continue our operations. Patent litigation and other proceedings may also absorb significant management time.

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Many of our employees were previously employed at universities or other biotechnology or pharmaceutical companies, including our competitors or potential competitors. We try to ensure that our employees do not use the proprietary information or know-how of others in their work for us. However, we may be subject to claims that we or these employees have inadvertently or otherwise used or disclosed intellectual property, trade secrets or other proprietary information of any such employee’s former employer. Litigation may be necessary to defend against these claims and, even if we are successful in defending ourselves, could result in substantial costs to us or be distracting to our management. If we fail to defend any such claims, in addition to paying monetary damages, we may jeopardize valuable intellectual property rights, disclose confidential information or lose personnel.

Competition

Retrophin faces competition from pharmaceutical companies in the FSGS and DMD indication and will likely face similar competition in other indications, including PKAN, because competition in the area of pharmaceutical products is intense.  There are many companies, both public and private, including well-known pharmaceutical companies, which are engaged in the development of products for certain of the applications being pursued by Retrophin, such as DMD, PKAN, and FSGS.

The following biotechnology and pharmaceutical companies are working on developing potential treatments for DMD and have products which are currently in or have completed the following clinical stages:  GlaxoSmithKline/Prosensa and Santhera/Takeda (Phase 3); Acceleron Pharma/Shire, Sarepta Therapeutics, Phrixus, Prosensa and PTC Therapeutics (Phase 2); and Sarepta Therapeutics and Tivorsan Pharmaceuticals and possibly others (Preclinical).  Additionally, several FDA approved drugs for other indications are being tested in clinical trials for DMD, including prednisone, sildenafil citrate (sold under the trademark Viagra, among others) and IGF-1.  There are also clinical studies underway evaluating possible treatments for FSGS.  For example, Sanofi (Genzyme) is engaged in a phase 2 clinical study of Fresolimumab to treat FSGS, and Sunnybrook Medical Center has announced plans for a phase 2 clinical study of Rituxan to treat FSGS.  Also, Fibrogen is developing an anti-Connective Tissue Growth Factor (CTGF) antibody as a possible treatment for FSGS.

A clinical study of Deferiprone as a potential treatment for PKAN has been reported.  Additionally, we believe that an organization called TIRCON is working on a possible treatment for PKAN using pantethine derivatives.

Several of Retrophin’s competitors have substantially greater financial, research and development, distribution, manufacturing and marketing experience and resources than Retrophin and represent substantial long-term competition for Retrophin.  Other companies may succeed in developing and marketing products that are more effective and/or less costly than any products that may be developed and marketed by Retrophin, or that are commercially accepted before any Retrophin product.  Factors affecting competition in the pharmaceutical and drug industries vary, depending on the extent to which a competitor is able to achieve a competitive advantage based on its proprietary technology and ability to market and sell drugs.  If Retrophin is able to establish and maintain a significant proprietary position with respect to its products, competition likely will depend primarily on the effectiveness and ease of administration and product compliance as compared to alternative products.  The industry in which Retrophin competes is characterized by extensive research and development efforts and rapid technological progress.  Although Retrophin believes that its proprietary position may give it a competitive advantage with respect to its proposed products, new developments are expected to continue and there can be no assurance that discoveries by others will not render Retrophin’s potential products noncompetitive.

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Retrophin’s competitive position also depends on its ability to enter into strategic alliances with one or more large pharmaceutical and contract manufacturing companies, attract and retain qualified personnel, develop effective proprietary products, implement development and marketing plans, obtain patent protection , secure adequate capital resources and successfully sell and market our approve d products.  There can be no assurance that Retrophin will be able to successfully achieve all of the foregoing objectives.

Risks Related to Our Dependence on Third Parties

Use of third parties to manufacture and distribute our product candidates may increase the risk that we will not have sufficient quantities of our product candidates or such quantities at an acceptable cost, and clinical development and commercialization of our product candidates could be delayed, prevented or impaired.

We do not own or operate manufacturing facilities for clinical or commercial production of our products. We have limited personnel with experience in drug manufacturing and we lack the resources and the capabilities to manufacture any of our product candidates on a clinical or commercial scale. We outsource all manufacturing and packaging of our preclinical, clinical, and commercial products and products to third parties. The manufacture of pharmaceutical products requires significant expertise and capital investment, including the development of advanced manufacturing techniques and process controls. Manufacturers of pharmaceutical products often encounter difficulties in production, particularly in scaling up initial production and in maintaining required quality control. These problems include difficulties with production costs and yields and quality control, including stability of the product candidate.

We do not currently have any agreements with third party manufacturers for the long-term commercial supply of any of our development stage product candidates. We may be unable to enter into agreements for commercial supply with third party manufacturers, or may be unable to do so on acceptable terms. Even if we enter into these agreements, the manufacturers of each product candidate will be single source suppliers to us for a significant period of time.

Reliance on third party manufacturers entails risks to which we may not be subject if we manufactured our product candidates or products ourselves, including:

●	Reliance on the third party for regulatory compliance and quality assurance.

●	Limitations on supply availability resulting from capacity and scheduling constraints of the third parties.

●	Impact on our reputation in the marketplace if manufacturers of our products fail to meet the demands of our customers.

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●	The possible breach of the manufacturing agreement by the third party because of factors beyond our control.

●	The possible termination or nonrenewal of the agreement by the third party, based on its own business priorities, at a time that is costly or inconvenient for us.

The failure of any of our contract manufacturers to maintain high manufacturing standards could result in injury or death of clinical trial participants or patients using products. Such failure could also result in product liability claims, product recalls, product seizures or withdrawals, delays or failures in testing or delivery, cost overruns or other problems that could seriously harm our business or profitability.

Our contract manufacturers will be required to adhere to FDA regulations setting forth current good manufacturing processes, or cGMP. These regulations cover all aspects of the manufacturing, testing, quality control and recordkeeping relating to our product candidates and any products that we may commercialize. Our manufacturers may not be able to comply with cGMP regulations or similar regulatory requirements outside the United States. Our manufacturers are subject to unannounced inspections by the FDA, state regulators and similar regulators outside the United States. Our failure, or the failure of our third party manufacturers, to comply with applicable regulations could result in sanctions being imposed on us, including fines, injunctions, civil penalties, failure of regulatory authorities to grant marketing approval of our product candidates, delays, suspension or withdrawal of approvals, license revocation, seizures or recalls of product candidates or products, operating restrictions and criminal prosecutions, any of which could significantly and adversely affect regulatory approval and supplies of our product candidates.

Our product and any products that we may develop may compete with other product candidates and products for access to manufacturing facilities. There are a limited number of manufacturers that operate under cGMP regulations and that are both capable of manufacturing for us and willing to do so. If the third parties that we engage to manufacture products for our developmental or commercial products should cease to continue to do so for any reason, we likely would experience interruptions in cash flows and/or delays in advancing our clinical trials while we identify and qualify replacement suppliers, and we may be unable to obtain replacement supplies on terms that are favorable to us. Later relocation to another manufacturer will also require notification, review and other regulatory approvals from the FDA and other regulators and will subject our production to further cost and instability in the availability of our product candidates. In addition, if we are not able to obtain adequate supplies of our products candidates, product candidates, or the drug substances used to manufacture them, it will be more difficult for us to sell our products and to develop our product candidates.  This could greatly reduce our competiveness.

Our current and anticipated future dependence upon others for the manufacture of our product candidates may adversely affect our future profit margins and our ability to develop product candidates and commercialize any products that obtain regulatory approval on a timely and competitive basis.

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Materials necessary to manufacture our product candidates may not be available on commercially reasonable terms, or at all, which may delay the development and commercialization of our product candidates.

We rely on the manufacturers of our product candidates to purchase from third party suppliers the materials necessary to produce the compounds for our preclinical and clinical studies and will rely on these other manufacturers for commercial distribution if we obtain marketing approval for any of our product candidates. Suppliers may not sell these materials to our manufacturers at the time we need them or on commercially reasonable terms and all such prices are susceptible to fluctuations in price and availability due to transportation costs, government regulations, price controls, changes in economic climate or other foreseen circumstances. We do not have any control over the process or timing of the acquisition of these materials by our manufacturers. Moreover, we currently do not have any agreements for the commercial production of these materials. If our manufacturers are unable to obtain these materials for our preclinical and clinical studies, product testing and potential regulatory approval of our product candidates would be delayed, significantly impacting our ability to develop our product candidates. If our manufacturers or we are unable to purchase these materials after regulatory approval has been obtained for our product candidates, the commercial launch of our product candidates would be delayed or there would be a shortage in supply, which would materially affect our ability to generate revenues from the sale of our product candidates.

We rely on third parties to conduct certain preclinical development activities and our clinical trials and those third parties may not perform satisfactorily, including failing to meet established deadlines for the completion of such activities and trials.

We do not currently operate any laboratory facilities.   We do not independently conduct any physical preclinical development activities of our product candidates, such as efficacy and safety studies in animals, or clinical trials for our product candidates. We rely on, or work in conjunction with, third parties, such as contract research organizations, medical institutions and clinical investigators, to perform these functions. Our reliance on these third parties for preclinical and clinical development activities reduces our control over these activities. We are responsible for ensuring that each of our pre-clinical development activities and our clinical trials is conducted in accordance with the applicable general investigational plan and protocols and in compliance with appropriate government regulations, however, we have no direct control over these researchers or contractors (except by contract), as they are not our employees. Moreover, the FDA requires us to comply with standards, commonly referred to as Good Clinical Practices, or GCP, for conducting, recording and reporting the results of our preclinical development activities and our clinical trials to assure that data and reported results are credible and accurate and that the rights, safety and confidentiality of trial participants are protected. For our commercial products, we are required to comply with cGMP (Good Manufacturing Processes).  Our reliance on third parties that we do not control does not relieve us of these responsibilities and requirements. Furthermore, these third parties may also have relationships with other entities, some of which may be our competitors. If these third parties do not successfully carry out their contractual duties, meet expected deadlines, comply with cGMPs, conduct our preclinical development activities or our clinical trials in accordance with regulatory requirements or our stated protocols, we may not be able to obtain, or may be delayed in obtaining, regulatory approvals for our product candidates and will not be able to, or may be delayed in our efforts to, successfully commercialize our product candidates. Moreover, these third parties may be bought by other entities or they may go out of business, thereby preventing them from meeting their contractual obligations.

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We may co-promote our product candidates in various markets with pharmaceutical and biotechnology companies in instances where we believe that a larger sales and marketing presence could expand the market or accelerate penetration. If we do enter into arrangements with third parties to perform sales and marketing services, our product revenues may be lower than if we directly sold and marketed our products and any revenues received under such arrangements will depend on the skills and efforts of others.

We may not be successful in entering into distribution arrangements and marketing alliances with third parties. Our failure to enter into these arrangements on favorable terms could delay or impair our ability to commercialize our product candidates and could increase our costs of commercialization. Dependence on distribution arrangements and marketing alliances to commercialize our product candidates will subject us to a number of risks, including:

●	We may not be able to control the amount and timing of resources that our distributors may devote to the commercialization of our product candidates.

●	Our distributors may experience financial difficulties.

●	Business combinations or significant changes in a distributor’s business strategy may also adversely affect a distributor’s willingness or ability to complete its obligations under any arrangement.

●	These arrangements are often terminated or allowed to expire, which could interrupt the marketing and sales of a product and decrease our revenue.

If we are unable to establish adequate sales, marketing and distribution capabilities, whether independently or with third parties, we may not be able to generate product revenue and may not become profitable.

We rely on other third parties to store and distribute drug supplies for our preclinical development activities and our clinical trials. Any performance failure on the part of our existing or future distributors could delay clinical development or regulatory approval of our product candidates or commercialization of our products, producing additional losses and depriving us of potential product revenue.

Extensions, delays, suspensions or terminations of our preclinical development activities and our clinical trials as a result of the performance of our independent clinical investigators and contract research organizations will delay, and make more costly, regulatory approval for any product candidates that we may develop. Any change in a contract research organization during an ongoing preclinical development activity or clinical trial could seriously delay that trial and potentially compromise the results of the activity or trial.

We may not be successful in maintaining or establishing collaborations, which could adversely affect our ability to develop and, particularly in international markets, commercialize products.

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For each of our product candidates, we are collaborating with physicians, patient advocacy groups, foundations and government agencies in order to assist with the marketing and development of our products. We plan to pursue similar activities in future programs and plan to evaluate the merits of retaining commercialization rights for ourselves or entering into selective collaboration arrangements with leading pharmaceutical or biotechnology companies. We also may seek to establish collaborations for the sales, marketing and distribution of our products outside the United States. If we elect to seek collaborators in the future but are unable to reach agreements with suitable collaborators, we may fail to meet our business objectives for the affected product or program. We face, and will continue to face, significant competition in seeking appropriate collaborators. Moreover, collaboration arrangements are complex and time consuming to negotiate, document and implement. We may not be successful in our efforts, if any, to establish and implement collaborations or other alternative arrangements. The terms of any collaborations or other arrangements that we establish, if any, may not be favorable to us.

Any collaboration that we enter into may not be successful. The success of our collaboration arrangements, if any, will depend heavily on the efforts and activities of our collaborators. It is likely that any collaborators of ours will have significant discretion in determining the efforts and resources that they will apply to these collaborations. The risks that we may be subject to in possible future collaborations include the following:

●	Our collaboration agreements are likely to be for fixed terms and subject to termination by our collaborators in the event of a material breach or lack of scientific progress by us.

●
Our collaborators are likely to have the first right to maintain or defend our intellectual property rights and, although we would likely have the right to assume the maintenance and defense of our intellectual property rights if our collaborators do not, our ability to do so may be compromised by our collaborators’ acts or omissions.

●
Our collaborators may utilize our intellectual property rights in such a way as to invite litigation that could jeopardize or invalidate our intellectual property rights or expose us to potential liability.

Collaborations with pharmaceutical companies and other third parties often are terminated or allowed to expire by the other party. Such terminations or expirations may adversely affect us financially and could harm our business reputation in the event we elect to pursue collaborations that ultimately expire or are terminated.

Risks Related to Employee Matters and Managing Growth

Our future success depends on our ability to retain our chief executive officer and other key executives and to attract, retain and motivate qualified personnel.

We are highly dependent on principal members of our management team and scientific staff. These executives each have significant pharmaceutical industry experience, including our Chairman of the Board, Stephen Aselage and Martin Shkreli, one our Chief Executive Officer and one of our Directors. We do not maintain “key person” insurance on Mr. Aselage or Mr. Shkreli or on any of our other executive officers.

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Recruiting and retaining qualified scientific personnel, clinical personnel and sales and marketing personnel will also be critical to our success. Our industry has experienced a high rate of turnover in recent years. We may not be able to attract and retain these personnel on acceptable terms given the competition among numerous pharmaceutical and biotechnology companies for similar personnel. Although we believe we offer competitive salaries and benefits, we may have to increase spending in order to retain personnel.

We also experience competition for the hiring of scientific and clinical personnel from universities and research institutions. In addition, we rely on consultants and advisors, including scientific and clinical advisors, to assist us in formulating our research and development and commercialization strategy. Our consultants and advisors may be employed by employers other than us and may have commitments under consulting or advisory contracts with other entities that may limit their availability to us.

We expect to expand our development, regulatory and sales and marketing capabilities, and as a result, we may encounter difficulties in managing our growth, which could disrupt our operations.

We are a development stage company with four full-time employees and five consultants that provide significant support and assistance to us as of the date of the Merger. Of these employees and consultants, four work primarily in research and development and one provides administrative services. We expect to experience significant growth in the number of our employees and the scope of our operations, particularly in the areas of drug development and regulatory affairs. Assuming our plans and business conditions progress consistent with our current projections, we plan to grow to a total of 25 employees by the end of 2013. To manage our anticipated future growth, we must continue to implement and improve our managerial, operational and financial systems, expand our facilities and continue to recruit and train additional qualified personnel. Due to our limited resources, we may not be able to effectively manage the expansion of our operations or recruit and train additional qualified personnel. The physical expansion of our operations may lead to significant costs and may divert our management and business development resources. Any inability on the part of our management to manage growth could delay the execution of our business plans or disrupt our operations.

In the event that we attempt to acquire or develop our own in-house sales, marketing and distribution capabilities, factors that may inhibit our efforts to commercialize our products without strategic partners or licensees include:

●	Our inability to recruit and retain adequate numbers of effective sales and marketing personnel.

●	The inability of sales personnel to obtain access to or persuade adequate numbers of physicians to prescribe our products.

●	The lack of complementary products to be offered by our sales personnel, which may put us at a competitive disadvantage against companies with broader product lines.

●	Unforeseen costs associated with creating our own sales and marketing team or with entering into a partnering agreement with an independent sales and marketing organization.

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●	Efforts by our competitors to commercialize products at or about the time when our product candidates would be coming to market.

Risks Related to Our Stock

Our executive officers, directors and principal stockholders have the ability to strongly influence all matters submitted to our stockholders for approval.

Our largest stockholder owns approximately 30% of the outstanding stock.  If he were to choose to act with other large stockholder, they would be able to control all matters submitted to our stockholders for approval, as well as our management and affairs. For example, these persons, if they choose to act together, will control the election of directors and approval of any merger, consolidation, sale of all or substantially all of our assets or other business combination or reorganization. This concentration of voting power could delay or prevent an acquisition of us on terms that other stockholders may desire. The interests of this group of stockholders may not always coincide with your interests or the interests of other stockholders, and they may act, whether by meeting or written consent of stockholders, in a manner that advances their best interests and not necessarily those of other stockholders, including obtaining a premium value for their common stock, and might affect the prevailing market price for our common stock.

An active trading market for our common stock may never develop.

If an active market for our common stock does not develop, it may be difficult for you to sell shares without depressing the market price for our common stock.

The designation of our common stock as a “penny stock” would limit the liquidity of our common stock.

Our common stock may be deemed a “penny stock” (as that term is defined under Rule 3a51-1 of the Exchange Act) in any market that may develop in the future. Generally, a “penny stock” is a common stock that is not listed on a securities exchange and trades for less than $5.00 a share. Prices often are not available to buyers and sellers and the market may be very limited. Penny stocks in start-up companies are among the riskiest equity investments. Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the SEC. The document provides information about penny stocks and the nature and level of risks involved in investing in the penny stock market. A broker must also provide purchasers with bid and offer quotations and information regarding broker and salesperson compensation and make a written determination that the penny stock is a suitable investment for the purchaser and obtain the purchaser’s written agreement to the purchase. Many brokers choose not to participate in penny stock transactions. Because of the penny stock rules, there may be less trading activity in penny stocks in any market that develops for our common stock in the future and stockholders are likely to have difficulty selling their shares.

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If the price of our stock is likely to be volatile, purchasers of our common stock could incur substantial losses.

The price of our stock is likely to be volatile. The stock market in general, and the market for biotechnology companies in particular, have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. The market price for our common stock may be influenced by many factors, including:

●	Results of clinical trials of our product candidates or those of our competitors.

●	Our entry into or the loss of a significant collaboration.

●	Regulatory or legal developments in the United States and other countries, including changes in the health care payment systems.

●	Variations in our financial results or those of companies that are perceived to be similar to us.

●	Changes in the structure of healthcare payment systems.

●	Market conditions in the pharmaceutical and biotechnology sectors and issuance of new or changed securities analysts’ reports or recommendations.

●	General economic, industry and market conditions.

●	Results of clinical trials conducted by others on drugs that would compete with our product candidates.

●	Developments or disputes concerning patents or other proprietary rights.

●	Public concern over our product candidates or any products approved in the future.

●	Litigation.

●	Future sales or anticipated sales of our common stock by us or our stockholders.

●	The other factors described in this “Risk Factors” section.

For these reasons and others you should consider an investment in our common stock as risky and invest only if you can withstand a significant loss and wide fluctuations in the marked value of your investment.

We have never paid cash dividends on our capital stock and we do not anticipate paying any cash dividends in the foreseeable future. You should not invest in us if you require dividend income. Any income from an investment in us would only come from a rise in the market price of our common stock, which is uncertain and unpredictable.

We have paid no cash dividends on our capital stock to date. We currently intend to retain our future earnings, if any, to fund the development and growth of our business and do not foresee payment of a dividend in any upcoming fiscal period. In addition, the terms of existing or any future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

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A significant portion of our total outstanding shares of common stock is restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our common stock to drop significantly, even if our business is doing well.

Sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares of common stock intend to sell shares, could reduce the market price of our common stock. Currently, approximately 2.5 million shares of our common stock  may be resold in the public market and the remaining  6.1 million shares are currently restricted under securities laws.

If securities or industry analysts do not publish research or reports or publish unfavorable research about our business, the price of our common stock and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. We do not currently have and may never obtain research coverage by securities and industry analysts. If no securities or industry analysts commence coverage of us the trading price for our common stock would be negatively affected. In the event we obtain securities or industry analyst coverage, if one or more of the analysts who covers us downgrades our common stock, the price of our common stock would likely decline. If one or more of these analysts ceases to cover us or fails to publish regular reports on us, interest in the purchase of our common stock could decrease, which could cause the price of our common stock or trading volume to decline.

We will incur increased costs as a result of being a public company.

As a public company, we will incur significant legal, accounting, reporting and other expenses that we did not incur as a private company, including costs related to compliance with the regulations of the Sarbanes-Oxley Act of 2002. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. We also expect these new rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, we may experience more difficulty attracting and retaining qualified individuals to serve on our board of directors or as executive officers. We cannot predict or estimate the amount of additional costs we may incur as a result of these requirements or the timing of such costs.

If we fail to maintain proper and effective internal controls, our ability to produce accurate and timely financial statements could be impaired, which could harm our operating results, our ability to operate our business and investors’ views of us.

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We will be required to comply with Section 404 of the Sarbanes-Oxley Act. Section 404 of the Sarbanes-Oxley Act requires public companies to conduct an annual review and evaluation of their internal controls and attestations of the effectiveness of internal controls by independent auditors. Ensuring that we have adequate internal financial and accounting controls and procedures in place so that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that will need to be evaluated frequently. Our failure to maintain the effectiveness of our internal controls in accordance with the requirements of the Sarbanes-Oxley Act could have a material adverse effect on our business. We could lose investor confidence in the accuracy and completeness of our financial reports, which could have an adverse effect on the price of our common stock. In addition, if our efforts to comply with new or changed laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

The shares of common stock issued in the Merger are “restricted securities” and, as such, may not be sold except in limited circumstances.

None of the shares of common stock issued in the Merger have been registered under the Securities Act of 1933, as amended, or the Securities Act, or registered or qualified under any state securities laws. The shares of common stock issued in the Merger were sold and/or issued pursuant to exemptions contained in and under those laws. Accordingly, such shares of common stock are “restricted securities” as defined in Rule 144 under the Securities Act and must, therefore, be held indefinitely unless registered under applicable federal and state securities laws, or an exemption is available from the registration requirements of those laws. The certificates representing the shares of common stock issued in the Merger reflect their restricted status.

Rule 144 under the Securities Act, which permits the resale, subject to various terms and conditions, of limited amounts of restricted securities after they have been held for six months will not immediately apply to our common stock because we were at one time designated as a “shell company” under SEC regulations. Pursuant to Rule 144(i), securities issued by a current or former shell company that otherwise meet the holding period and other requirements of Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one year after the date on which the issuer filed current “Form 10 information” (as defined in Rule 144(i)) with the SEC reflecting that it ceased being a shell company, and provided that at the time of a proposed sale pursuant to Rule 144, the issuer has satisfied certain reporting requirements under the Exchange Act. We believe this requirement to file Form 10 information has been satisfied by the filing of this report on Form 8-K. Because, as a former shell company, the reporting requirements of Rule 144(i) will apply regardless of holding period, the restrictive legends on certificates for the shares of common stock issued in the Merger cannot be removed except in connection with an actual sale that is subject to an effective registration statement under, or an applicable exemption from the registration requirements of, the Securities Act.

Additional risks may exist as a result of our becoming a public reporting company through a “reverse merger.” Certain SEC rules are more restrictive when applied to reverse merger companies, such as the ability of stockholders to re-sell their shares of common stock pursuant to Rule 144. In addition, securities analysts of major brokerage firms may not provide coverage of our capital stock or business. Because we became a public reporting operating company through a reverse merger, there is no incentive to brokerage firms to recommend the purchase of our common stock. We cannot assure you that brokerage firms will want to provide analyst coverage of our capital stock or business in the future.

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The sale, or availability for sale, of our common stock in the public market may adversely affect the prevailing market price of our common stock and may impair our ability to raise additional capital by selling equity or equity-linked securities.

Risks Related to the Development and Commercialization of Our Product Candidates

Retrophin is engaged in the licensing and marketing of drugs for rare diseases.  Specifically, Retrophin has licensed rights to RE-021 from Ligand Pharmaceuticals, and will be required to make future milestone and royalty payments to Ligand and Bristol Myers Squibb.

Retrophin is engaged in the development of new drugs, which is characterized by extensive research efforts and rapid technological progress.  There can be no assurance that research and discoveries by others will not render Retrophin’s discovery programs noncompetitive or obsolete.

We will also depend on the success of our early product candidates RE-001, RE-021, and RE-024.  RE-021 has not completed any clinical studies for the treatment of FSGS, and RE-001 and RE-024 are still in pre-clinical development. Clinical trials of our RE-001, RE-021, or RE-024 or subsequent product candidates may not be successful. If we are unable to commercialize RE-001 RE-021, or RE-024, or experience significant delays in doing so, our business may be materially harmed.

We have invested a significant portion of our efforts and financial resources in the development of our most advanced product candidates, RE-001 RE-021, and RE-024. Our ability to generate product revenue from these development stage compounds, which we do not expect will occur for at least the next several years, if ever, may depend heavily on the successful development and commercialization of these product candidates. The successful commercialization of our future product candidates will depend on several factors, including the following:

●	Obtaining supplies of RE-001, RE-021, RE-024, and subsequent product candidates for completion of our clinical trials on a timely basis.

●	Successful completion of pre-clinical and clinical studies.

●	Obtaining marketing approvals from the United States Food and Drug Administration, or FDA, and similar regulatory authorities outside the United States.

●
Establishing commercial-scale manufacturing arrangements with third party manufacturers whose manufacturing facilities are operated in compliance with current good manufacturing practice, or cGMP, regulations.

●	Launching commercial sales of the product, whether alone or in collaboration with others.

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●	Acceptance of the product by patients, the medical community and third party payors.

●	Competition from other companies.

●	Successful protection of our intellectual property rights from competing products in the United States and abroad.

●	A continued acceptable safety and efficacy profile of our product candidates following approval.

Companies may not promote drugs for "off-label" uses — that is, uses that are not described in the product's labeling and that differ from those approved by the FDA, TPD or other applicable regulatory agencies. A company that is found to have improperly promoted off-label uses may be subject to significant liability, including civil and administrative remedies as well as criminal sanctions. In addition, management's attention could be diverted from our business operations and our reputation could be damaged.

If the market opportunities for our product candidates are smaller than we believe they are, then our revenues may be adversely affected and our business may suffer.

Each of the diseases that our current and future product candidates are being developed to address is relatively rare. Our projections of both the number of people who have these diseases, as well as the subset of people with these diseases who have the potential to benefit from treatment with our product candidates, and our assumptions on pricing are based on estimates.

Currently, most reported estimates of the prevalence of DMD, PKAN, and FSGS are based on studies of small subsets of the population of specific geographic areas, which are then extrapolated to estimate the prevalence of the diseases in the broader world population. As new studies are performed the estimated prevalence of these diseases may change. There can be no assurance that the prevalence of DMD, PKAN, or FSGS in the study populations accurately reflect the prevalence of these diseases in the broader world population.  If our estimates of the prevalence of DMD, PKAN, or FSGS or of the number of patients who may benefit from treatment with RE-001, RE-021, and RE-024 prove to be incorrect, the market opportunities for our product candidates may be smaller than we believe they are, our prospects for generating revenue may be adversely affected and our business may suffer.

Our products may not achieve or maintain expected levels of market acceptance.

Even if we are able to obtain and maintain regulatory approvals for our new pharmaceutical products, generic or branded, the success of these products is dependent upon achieving and maintaining market acceptance. Commercializing products is time consuming, expensive and unpredictable. There can be no assurance that we will be able to, either by ourselves or in collaboration with our partners or through our licensees, successfully commercialize new products or gain market acceptance for such products. New product candidates that appear promising in development may fail to reach the market or may have only limited or no commercial success.

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Further, the discovery of significant problems with a product similar to one of our products that implicate (or are perceived to implicate) an entire class of products could have an adverse effect on sales of the affected products. Accordingly, new data about our products, or products similar to our products, could negatively impact demand for our products due to real or perceived side effects or uncertainty regarding efficacy and, in some cases, could result in product withdrawal.

Any products that we bring to the market, including RE-001, RE-021, and RE-024---if they receive marketing approval ---may not gain market acceptance by physicians, patients, third party payors, and others in the medical community. If these products do not achieve an adequate level of acceptance, we may not generate significant product revenue and we may not become profitable. The degree of market acceptance of our product candidates, if approved for commercial sale, will depend on a number of factors, including:

●	The prevalence and severity of any side effects, including any limitations or warnings contained in a product’s approved labeling.

●	The efficacy and potential advantages over alternative treatments.

●	The pricing of our product candidates.

●	Relative convenience and ease of administration.

●	The willingness of the target patient population to try new therapies and of physicians to prescribe these therapies.

●	The strength of marketing and distribution support and timing of market introduction of competitive products.

●	Publicity concerning our products or competing products and treatments.

●	Sufficient third party insurance coverage or reimbursement.

Even if a potential product displays a favorable efficacy and safety profile in preclinical and clinical trials, market acceptance of the product will not be known until after it is launched. Our efforts to educate patients, the medical community, and third party payors on the benefits of our product candidates may require significant resources and may never be successful. Such efforts to educate the marketplace may require more resources than are required by the conventional technologies marketed by our competitors.

Initial results from pre-clinical and clinical studies do not ensure that future clinical trials will be successful.

We will only obtain regulatory approval to commercialize product candidates if we can demonstrate to the satisfaction of the FDA, or applicable non-United States regulatory authorities, in well-designed and conducted clinical trials, that our product candidates are safe and effective and otherwise meets the appropriate standards required for approval for a particular indication. Clinical trials can be lengthy, complex and extremely expensive processes with uncertain results. A failure of one or more of our clinical trials may occur at any stage of testing. We have limited experience in conducting and managing the clinical trials necessary to obtain regulatory approvals, including approval by the FDA.

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Our efforts to develop all of our product candidates are at an early stage. Success in preclinical testing and early clinical trials does not ensure that later clinical trials will be successful, and initial results from a clinical trial do not necessarily predict final results. For example, we have not begun pre-clinical evaluation of RE-001, and rely on external pre-clinical data for a closely related molecule.  We cannot assure you that the pre-clinical data generated to date on TAT-μ-UTR will be representative of data for RE-001. Further, we have not identified a lead molecule in our RE-024 series of compounds, and we cannot be certain that a candidate suitable for a clinical study will ever be identified.  We cannot assure you that any future clinical trials of RE-001, RE-021, or RE-024 will ultimately be successful.

Patients may not be compliant with their dosing regimen or trial protocols or they may withdraw from the study at any time for any reason. Even if our early stage clinical trials are successful, we will need to conduct additional clinical trials with larger numbers of patients receiving the drug for longer periods for all of our product candidates before we are able to seek approvals to market and sell these product candidates from the FDA and regulatory authorities outside the United States. To date, we are not aware of any product to treat DMD, PKAN, or FSGS that has been approved by the FDA. As a result, we cannot be sure what endpoints the FDA will require us to measure in later-stage clinical trials of our product candidates. If we are not successful in commercializing any of our development stage products, or are significantly delayed in doing so, our business may be materially harmed.

We have limited experience in conducting and managing the preclinical development activities and clinical trials necessary to obtain regulatory approvals, including approval by the FDA.

We have limited experience in conducting and managing the preclinical development activities and clinical trials necessary to obtain regulatory approvals, including approval by the FDA. We have not obtained regulatory approval nor commercialized this or any other product candidates. We are currently planning pre-clinical and eventual clinical studies for RE-001, RE-021 and RE-024.  We have filed and received FDA clearance to begin a clinical study of RE-021 in FSGS, but have not filed INDs for RE-001 or RE-024. We cannot be certain that we will ever file INDs for either RE-001 or RE-024.  Our limited experience might prevent us from successfully designing or implementing any clinical trials. We have limited experience in conducting and managing the application process necessary to obtain regulatory approvals and we might not be able to demonstrate that our product candidates meet the appropriate standards for regulatory approval. If we are not successful in conducting and managing our pre-clinical development activities or clinical trials or obtaining regulatory approvals, we might not be able to commercialize our developmental product candidates, or might be significantly delayed in doing so, which may materially harm our business.

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We may find it difficult to enroll patients in our clinical trials.

Our lead development product candidates are intended to treat DMD, PKAN, and FSGS, which are rare diseases. Given that our lead development candidates are in the early stages of required testing, we may not be able to initiate or continue clinical trials if we are unable to locate a sufficient number of eligible patients willing and able to participate in the clinical trials required by the FDA or other non-United States regulatory agencies. Our inability to enroll a sufficient number of patients for any of our current or future clinical trials would result in significant delays or may require us to abandon one or more clinical trials altogether.

If our preclinical studies do not produce positive results, if our clinical trials are delayed, or if serious side effects are identified during drug development, we may experience delays, incur additional costs and ultimately be unable to commercialize our product candidates.

Before obtaining regulatory approval for the sale of our product candidates, we must conduct, at our own expense, extensive preclinical and clinical tests to demonstrate the safety of our product candidates in animals in humans. Preclinical and clinical testing is expensive, difficult to design and implement, and can take many years to complete. A failure of one or more of our preclinical studies or clinical trials can occur at any stage of testing. We may experience numerous unforeseen events during, or as a result of, preclinical testing and the clinical trial process that could delay or prevent our ability to obtain regulatory approval or commercialize our product candidates, including:

●
Our preclinical tests or clinical trials may produce negative or inconclusive results, and we may decide, or regulators may require us, to conduct additional preclinical testing or clinical trials or we may abandon projects that we expect to be promising.

●	Regulators or institutional review boards may not authorize us to commence a clinical trial or conduct a clinical trial at a prospective trial site.

●
Conditions imposed on us by the FDA or any non-United States regulatory authority regarding the scope or design of our clinical trials or may require us to resubmit our clinical trial protocols to institutional review boards for re-inspection due to changes in the regulatory environment.

●	The number of patients required for our clinical trials may be larger than we anticipate or participants may drop out of our clinical trials at a higher rate than we anticipate.

●	Our third party contractors or clinical investigators may fail to comply with regulatory requirements or fail to meet their contractual obligations to us in a timely manner.

●
We might have to suspend or terminate one or more of our clinical trials if we, regulators or institutional review boards determine that the participants are being exposed to unacceptable health risks.

●	Regulators or institutional review boards may require that we hold, suspend or terminate clinical research for various reasons, including noncompliance with regulatory requirements.

●	The cost of our clinical trials may be greater than we anticipate.

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●
The supply or quality of our product candidates or other materials necessary to conduct our clinical trials may be insufficient or inadequate or we may not be able to reach agreements on acceptable terms with prospective clinical research organizations.

●	The effects of our product candidates may not be the desired effects or may include undesirable side effects or the product candidates may have other unexpected characteristics

If we are required to conduct additional clinical trials or other testing of our product candidates beyond those that we currently contemplate, if we are unable to successfully complete our clinical trials or other testing, if the results of these trials or tests are not positive or are only modestly positive or if there are safety concerns, we may:

●	Be delayed in obtaining, or may not be able to obtain, marketing approval for one or more of our product candidates.

●	Obtain approval for indications that are not as broad as intended or entirely different than those indications for which we sought approval.

●	Have the product removed from the market after obtaining marketing approval.

Our product development costs will also increase if we experience delays in testing or approvals. We do not know whether any preclinical tests or clinical trials will be initiated as planned, will need to be restructured or will be completed on schedule, if at all. Significant preclinical or clinical trial delays also could shorten the patent protection period during which we may have the exclusive right to commercialize our product candidates. Such delays could allow our competitors to bring products to market before we do and impair our ability to commercialize our products or product candidates.

Product liability lawsuits against us could cause us to incur substantial liabilities and to limit commercialization of any products that we may develop.

We face an inherent risk of product liability exposure related the testing of our product candidates in human clinical trials. We will face an even greater risk if we obtain new products for sales or win approval for any of our drugs in development. We may be exposed to product liability claims and product recalls, including those which may arise from misuse or malfunction of, or design flaws in, such products, whether or not such problems directly relate to the products and services we have provided. If we cannot successfully defend ourselves against claims that our product candidates or products caused injuries, we will incur substantial liabilities. Regardless of merit or eventual outcome, liability claims may result in:

●	Decreased demand for any product candidates or products that we may develop.

●	Damage to our reputation.

●	Regulatory investigations that could require costly recalls or product modifications.

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●	Withdrawal of clinical trial participants.

●	Costs to defend the related litigation.

●
Substantial monetary awards to trial participants or patients, including awards that substantially exceed our product liability insurance, which we would then be required to pay from other sources, if available, and would damage our ability to obtain liability insurance at reasonable costs, or at all, in the future.

●	Loss of revenue.

●	The diversion of management’s attention from managing our business.

●	The inability to commercialize any products that we may develop.

We have liability insurance policies for our clinical trials in the geographies in which we are conducting trials. The aggregate annual limit of coverage amount under these policies expressed in United States dollars is approximately $5.0 million, and these policies are also subject to per claim deductibles. The amount of insurance that we currently hold may not be adequate to cover all liabilities that we may incur. Insurance coverage is increasingly expensive. We may not be able to maintain insurance coverage at a reasonable cost and we may not be able to obtain insurance coverage that will be adequate to satisfy any liability that may arise. On occasion, large judgments have been awarded in class action lawsuits based on drugs that had unanticipated side effects. A successful product liability claim or a series of claims brought against us could cause our stock price to fall and, if judgments exceed our insurance coverage, could decrease our available cash and adversely affect our business.

Our business activities involve the use of hazardous materials, which require compliance with environmental and occupational safety laws regulating the use of such materials. If we violate these laws, we could be subject to significant fines, liabilities or other adverse consequences.

Our research and development programs involve the controlled use of hazardous materials, including microbial agents, corrosive, explosive and flammable chemicals and other hazardous compounds in addition to certain biological hazardous waste. Ultimately, the activities of our third party product manufacturers when a product candidate reaches commercialization will also require the use of hazardous materials. Accordingly, we are subject to federal, state and local laws governing the use, handling and disposal of these materials. Although we believe that our safety procedures for handling and disposing of these materials comply in all material respects with the standards prescribed by local, state and federal regulations, we cannot completely eliminate the risk of accidental contamination or injury from these materials. In addition, our collaborators may not comply with these laws. In the event of an accident or failure to comply with environmental laws, we could be held liable for damages that result, and any such liability could exceed our assets and resources or we could be subject to limitations or stoppages related to our use of these materials which may lead to an interruption of our business operations or those of our third party contractors. While we believe that our existing insurance coverage is generally adequate for our normal handling of these hazardous materials, it may not be sufficient to cover pollution conditions or other extraordinary or unanticipated events. Furthermore, an accident could damage or force us to shut down our operations. Changes in environmental laws may impose costly compliance requirements on us or otherwise subject us to future liabilities and additional laws relating to the management, handling, generation, manufacture, transportation, storage, use and disposal of materials used in or generated by the manufacture of our products or related to our clinical trials. In addition, we cannot predict the effect that these potential requirements may have on us, our suppliers and contractors or our customers.

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We may be unable to identify, acquire, close or integrate acquisition targets successfully.

Part of our business strategy includes acquiring and integrating complementary businesses, products, technologies or other assets, and forming strategic alliances, joint ventures and other business combinations, to help drive future growth. We may also in-license new products or compounds. Acquisitions or similar arrangements may be complex, time consuming and expensive. We may not consummate some negotiations for acquisitions or other arrangements, which could result in significant diversion of management and other employee time, as well as substantial out-of-pocket costs. In addition, there are a number of risks and uncertainties relating to our closing transactions. If such transactions are not completed for any reason, we will be subject to several risks, including the following: (i) the market price of our common shares may reflect a market assumption that such transactions will occur, and a failure to complete such transactions could result in a negative perception by the market of us generally and a decline in the market price of our common shares; and (ii) many costs relating to the such transactions may be payable by us whether or not such transactions are completed.

If an acquisition is consummated, the integration of the acquired business, product or other assets into our company may be also be complex and time-consuming and, if such businesses, products and assets are not successfully integrated, we may not achieve the anticipated benefits, cost-savings or growth opportunities. Potential difficulties that may be encountered in the integration process include the following:

•	Integrating personnel, operations and systems, while maintaining focus on producing and delivering consistent, high quality products.

•	Coordinating geographically dispersed organizations.

•	Distracting employees from operations.

•	Retaining existing customers and attracting new customers.

•	Managing inefficiencies associated with integrating the operations of the Company.

Furthermore, these acquisitions and other arrangements, even if successfully integrated, may fail to further our business strategy as anticipated, expose us to increased competition or challenges with respect to our products or geographic markets, and expose us to additional liabilities associated with an acquired business, product, technology or other asset or arrangement. Any one of these challenges or risks could impair our ability to realize any benefit from our acquisition or arrangement after we have expended resources on them.

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Risks Related to Regulatory Approval of Our Product Candidates

If we are not able to obtain and maintain required regulatory approvals, we will not be able to commercialize our product candidates, and our ability to generate revenue will be materially impaired.

Our commercial products and the activities associated with their manufacture, marketing, distribution, and sales are subject to extensive regulation by the FDA and other regulatory agencies in the United States and by comparable authorities in other countries. Failure to adhere to regulations set out by these bodies for one or more of our commercial products could prevent us from commercializing the product candidate in the jurisdiction of the regulatory authority.  We have only limited experience in meeting the regulatory requirements incumbent on the sale of drugs in the United States and elsewhere, and expect to rely on third party contract research organizations to assist us in these processes.  If our third party contract research organizations fail to adequately adhere to the regulation on drug sales we may be unable to sell our products, which could have a material effect on our ability to generate revenue.

Our product candidate and the activities associated with its development and commercialization, including testing, manufacture, safety, efficacy, recordkeeping, labeling, storage, approval, advertising, promotion, sale and distribution, are subject to comprehensive regulation by the FDA and other regulatory agencies in the United States and by comparable authorities in other countries. Failure to obtain regulatory approval for a product candidate will prevent us from commercializing the product candidate in the jurisdiction of the regulatory authority. We have not obtained regulatory approval to market any of our product candidates in any jurisdiction. We have only limited experience in filing and prosecuting the applications necessary to obtain regulatory approvals and expect to rely on third party contract research organizations to assist us in this process.

Securing FDA approval requires the submission of extensive preclinical and clinical data and supporting information to the FDA for each therapeutic indication to establish the product candidate’s safety and efficacy. Securing FDA approval also requires the submission of information about the product manufacturing process to, and inspection of manufacturing facilities by, the FDA. Our future products may not be effective, may be only moderately effective or may prove to have undesirable or unintended side effects, toxicities or other characteristics that may preclude our obtaining regulatory approval or prevent or limit commercial use.

Our product candidates may fail to obtain regulatory approval for many reasons, including:

●	Our failure to demonstrate to the satisfaction of the FDA or comparable regulatory authorities that a product candidate is safe and effective for a particular indication.

●	The results of clinical trials may not meet the level of statistical significance required by the FDA or comparable regulatory authorities for approval.

●	Our inability to demonstrate that a product candidate’s benefits outweigh its risks.

●	Our inability to demonstrate that the product candidate presents an advantage over existing therapies.

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●	The FDA’s or comparable regulatory authorities’ disagreement with the manner in which we interpret the data from preclinical studies or clinical trials.

●
The FDA’s or comparable regulatory authorities’ failure to approve the manufacturing processes, quality procedures or manufacturing facilities of third party manufacturers with which we contract for clinical or commercial supplies.

●	A change in the approval policies or regulations of the FDA or comparable regulatory authorities or a change in the laws governing the approval process.

The process of obtaining regulatory approvals is expensive, often takes many years, if approval is obtained at all, and can vary substantially based upon a variety of factors, including the type, complexity and novelty of the product candidates involved. Changes in regulatory approval policies during the development period, changes in or the enactment of additional statutes or regulations, or changes in regulatory review for each submitted product application may cause delays in the approval or rejection of an application. The FDA and non-United States regulatory authorities have substantial discretion in the approval process and may refuse to accept any application or may decide that our data is insufficient for approval and require additional preclinical, clinical or other studies. In addition, varying interpretations of the data obtained from preclinical and clinical testing could delay, limit or prevent regulatory approval of a product candidate. Any regulatory approval we ultimately obtain may be limited or subject to restrictions or post approval commitments that render the approved product not commercially viable. Any FDA or other regulatory approval of our product candidates, once obtained, may be withdrawn, including for failure to comply with regulatory requirements or if clinical or manufacturing problems follow initial marketing.

Our product candidates may cause undesirable side effects or have other properties that could delay or prevent their regulatory approval or commercialization.

Undesirable side effects caused by our product candidates could interrupt, delay or halt clinical trials and could result in the denial of regulatory approval by the FDA or other regulatory authorities for any or all targeted indications, and in turn prevent us from commercializing our product candidates and generating revenues from their sale.

In addition, if any of our product candidates receive marketing approval and we or others later identify undesirable side effects caused by the product:

●	Regulatory authorities may require the addition of restrictive labeling statements.

●	Regulatory authorities may withdraw their approval of the product.

●	We may be required to change the way the product is administered or conduct additional clinical trials.

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Any of these events could prevent us from achieving or maintaining market acceptance of the affected product or could substantially increase the costs and expenses of commercializing the product candidate, which in turn could delay or prevent us from generating significant revenues from its sale or adversely affect our reputation.

Obtaining orphan status

We may not be able to obtain orphan drug exclusivity for our product candidates. If our competitors are able to obtain orphan drug exclusivity for their products that are the same drug as our product candidates, we may not be able to have competing products approved by the applicable regulatory authority for a significant period of time.

Regulatory authorities in some jurisdictions, including the United States and Europe, may designate drugs for relatively small patient populations as orphan drugs. We expect to seek orphan drug designations from the FDA for RE-001, RE-021, and RE-024 though there can be no assurance that the FDA will grant orphan status. We also expect to seek drug designation from the European Medicines Agency, or EMEA, for RE-001, RE-021, and RE-024, and there can be no assurance that we will be successful.  If we are unable to secure orphan status is either Europe or the United States it may have a material negative effect on our share price.

Generally, if a product with an orphan drug designation subsequently receives the first marketing approval for the indication for which it has such designation, that product is entitled to a period of marketing exclusivity, which precludes the applicable regulatory authority from approving another marketing application for the same drug for that time period. The applicable period is seven years in the United States and ten years in Europe. Obtaining orphan drug exclusivity for RE-001, RE-021, and RE-024  may be important to the product candidate’s success. Even if we obtain orphan drug exclusivity for RE-001 for DMD, RE-021 for FSGS, and Re-024 for PKAN we may not be able to maintain it. For example, if a competitive product that treats same disease as our product candidate is shown to be clinically superior to our product candidate, any orphan drug exclusivity we have obtained will not block the approval of such competitive product and we may effectively lose what had previously been orphan drug exclusivity.

Other regulatory risks

Any product for which we obtain marketing approval could be subject to restrictions or withdrawal from the market and we may be subject to penalties if we fail to comply with regulatory requirements or if we experience unanticipated problems with our products, when and if any of them are approved.

Any product for which we obtain marketing approval, along with the manufacturing processes, post approval clinical data, labeling, advertising and promotional activities for such product, will be subject to continual requirements of and review by the FDA and comparable regulatory authorities. These requirements include submissions of safety and other post marketing information and reports, registration requirements, cGMP requirements relating to quality control, quality assurance and corresponding maintenance of records and documents, requirements regarding the distribution of samples to physicians and recordkeeping. Even if we obtain regulatory approval of a product, the approval may be subject to limitations on the indicated uses for which the product may be marketed or to the conditions of approval, or contain requirements for costly post marketing testing and surveillance to monitor the safety or efficacy of the product. We also may be subject to state laws and registration requirements covering the distribution of our products. Later discovery of previously unknown problems with our products, manufacturers or manufacturing processes, or failure to comply with regulatory requirements, may result in actions such as:

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●	Restrictions on such products, manufacturers or manufacturing processes.

●	Warning letters.

●	Withdrawal of the products from the market.

●	Refusal to approve pending applications or supplements to approved applications that we submit.

●	Voluntary or mandatory recall.

●	Fines.

●	Suspension or withdrawal of regulatory approvals or refusal to approve pending applications or supplements to approved applications that we submit.

●	Refusal to permit the import or export of our products.

●	Product seizure or detentions.

●	Injunctions or the imposition of civil or criminal penalties.

●	Adverse publicity.

If we, or our suppliers, third party contractors, clinical investigators or collaborators are slow to adapt, or are unable to adapt, to changes in existing regulatory requirements or adoption of new regulatory requirements or policies, we or our collaborators may lose marketing approval for our products when and if any of them are approved, resulting in decreased revenue from milestones, product sales or royalties.

Uncertainty of Healthcare Reform Measures and Third Party Reimbursement

The business and financial condition of healthcare related businesses will continue to be affected by efforts of governments and third party payors to contain or reduce the cost of healthcare through various means.  In the United States and some foreign jurisdictions, there have been a number of legislative and regulatory changes and proposed changes regarding the healthcare system that could prevent or delay marketing approval for RE-001, RE-021, RE-024 or any other product candidate that Retrophin develops, restrict or regulate post-approval activities and affect Retrophin’s ability to profitably sell RE-001, RE-021, RE-024 or any other product candidate for which it obtains marketing approval.

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Legislative and regulatory proposals have been made to expand post-approval requirements and restrict sales and promotional activities for pharmaceutical products.  It is not clear whether additional legislative changes will be enacted, or whether the FDA regulations, guidance or interpretations will be changed, or what the impact of such changes on the marketing approvals of any Retrophin products, if any, may be. In addition, increased scrutiny by the U.S. Congress of the FDA’s approval process may significantly delay or prevent marketing approval, as well as subject Retrophin to more stringent product labeling and post-marketing testing and other requirements.

In the United States, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, or the MMA, changed the way Medicare covers and pays for pharmaceutical products. As a result of this legislation and the expansion of federal coverage of drug products, Retrophin expects that there will be additional pressure to contain and reduce costs. These cost reduction initiatives and other provisions of this legislation could decrease the coverage and price that is received for any approved products and could seriously harm Retrophin’s business. While the MMA applies only to drug benefits for Medicare beneficiaries, private payors often follow Medicare coverage policy and payment limitations in setting their own reimbursement rates, and any reduction in reimbursement that results from the MMA may result in a similar reduction in payments from private payors.

More recently, in March 2010, President Obama signed into law the Health Care Reform Law, a sweeping law intended to broaden access to health insurance, reduce or constrain the growth of healthcare spending, enhance remedies against fraud and abuse, add new transparency requirements for healthcare and health insurance industries, impose new taxes and fees on the health industry and impose additional health policy reforms. Effective October 1, 2010, the Health Care Reform Law revises the definition of “average manufacturer price” for reporting purposes, which could increase the amount of Medicaid drug rebates to states once the provision is effective. Further, beginning in 2011, the new law imposes a significant annual fee on companies that manufacture or import branded prescription drug products.  The full effects of the Health Care Reform Law will not be known until applicable federal and state agencies issue regulations or guidance under the new law. Although it is too early to determine the effect of the Health Care Reform Law, the new law appears likely to continue the pressure on pharmaceutical pricing, especially under the Medicare program, and may also increase regulatory burdens and operating costs.

If we are unable to obtain adequate reimbursement from governments or third party payors for any products that we may develop or if we are unable to obtain acceptable prices for those products, our prospects for generating revenue and achieving profitability will suffer.

Our prospects for generating revenue and achieving profitability will depend heavily upon the availability of adequate reimbursement for the use of our approved product candidates from governmental and other third party payors, both in the United States and in other markets. Reimbursement by a third party payor may depend upon a number of factors, including the third party payors determination that use of a product is:

●	A covered benefit under its health plan.

●	Safe, effective and medically necessary.

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●	Appropriate for the specific patient.

●	Cost-effective.

●	Neither experimental nor investigational.

Obtaining reimbursement approval for a product from each government or other third party payor is a time consuming and costly process that could require us to provide supporting scientific, clinical and cost effectiveness data for the use of our products to each payor. We may not be able to provide data sufficient to gain acceptance with respect to reimbursement or we might need to conduct post-marketing studies in order to demonstrate the cost-effectiveness of any future products to such payors’ satisfaction. Such studies might require us to commit a significant amount of management time and financial and other resources. Even when a payor determines that a product is eligible for reimbursement, the payor may impose coverage limitations that preclude payment for some uses that are approved by the FDA or non-United States regulatory authorities. In addition, there is a risk that full reimbursement may not be available for high priced products. Moreover, eligibility for coverage does not imply that any product will be reimbursed in all cases or at a rate that allows us to make a profit or even cover our costs. Interim payments for new products, if applicable, may also not be sufficient to cover our costs and may not be made permanent. A primary trend in the United States healthcare industry and elsewhere is toward cost containment. We expect recent changes in the Medicare program and increasing emphasis on managed care to continue to put pressure on pharmaceutical product pricing. For example, the Medicare Prescription Drug Improvement and Modernization Act of 2003 provides a new Medicare prescription drug benefit that began in 2006 and mandates other reforms. While we cannot predict the full outcome of the implementation of this legislation, it is possible that the new Medicare prescription drug benefit, which will be managed by private health insurers and other managed care organizations, will result in additional government reimbursement for prescription drugs, which may make some prescription drugs more affordable but may further exacerbate industry wide pressure to reduce prescription drug prices. If one or more of our product candidates reaches commercialization, such changes may have a significant impact on our ability to set a price we believe is fair for our products and may affect our ability to generate revenue and achieve or maintain profitability.

Governments outside the United States tend to impose strict price controls and reimbursement approval policies, which may adversely affect our prospects for generating revenue.

In some countries, particularly European Union countries, the pricing of prescription pharmaceuticals is subject to governmental control. In these countries, pricing negotiations with governmental authorities can take considerable time (6 to 12 months or longer) after the receipt of marketing approval for a product. To obtain reimbursement or pricing approval in some countries, we may be required to conduct a clinical trial that compares the cost effectiveness of our product candidate to other available therapies. If reimbursement of our products is unavailable or limited in scope or amount, or if pricing is set at unsatisfactory levels, our prospects for generating revenue, if any, could be adversely affected and our business may suffer.

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If we are unable to establish sales and marketing capabilities or enter into agreements with third parties to market and sell our product candidates, we may be unable to generate product revenue.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition of Retrophin, our principal operating business, for the nine months ended September 30, 2012 and 2011 and for the fiscal years ended December 31, 2011 should be read in conjunction with the financial statements, and the notes to those financial statements, that are included in Item 9.01 of this Current Report on Form 8-K. Those statements in the following discussion that are not historical in nature should be considered to be forward looking statements that are inherently uncertain. Actual results and the timing of the events may differ materially from those contained in these forward looking statements due to a number of factors, including the disclosures set forth in this Item 2.01 to this Current Report on Form 8-K under the headings “Cautionary Note on Forward Looking Statements” and “Risk Factors”, which are incorporated herein by reference. As used in this section, the terms “we”, “our”, “us” and the “Company” refer to the Company, our direct and indirect subsidiaries and Retrophin, our principal operating business.

Overview

We were incorporated February 8, 2008, as a subsidiary of American Merchant, our former parent company, American Merchant was originally incorporated on January 27, 2000, in Florida as Boats.com, Inc. On September 25, 2002 Boats.com, Inc. changed its name to AMDM.

During the fiscal period ended February 29, 2008, we consummated a reorganization which we refer to collectively as the “2008 Reorganization” pursuant to Section 1081(a) of the Oklahoma General Corporation Law, as a tax-free organization. On February 8, 2008, AMDM caused Desert Gateway to be incorporated in the State of Oklahoma, as a direct, wholly-owned subsidiary of AMDM and caused AMDS to also be incorporated in the State of Oklahoma, as a direct wholly-owned subsidiary of Desert Gateway. Under the terms of the Reorganization, AMDM was merged with and into AMDS pursuant to Section 1081(g) of the OGCL. Upon consummation of the Reorganization, each issued and outstanding share of AMDM Common Stock was converted into and exchanged for a share of common stock of Desert Gateway (on a share-for-share basis) having the same designations, rights, powers and preferences, and qualifications, limitations and restrictions as the shares of AMDM being converted. There was no spin-off and AMDM’s corporate existence ceased. Under the 2008 Reorganization all American Merchant shareholders became shareholders of Desert Gateway in the same proportion. In conjunction with the 2008 Reorganization, AMDM concluded a downstream merger into the second subsidiary AMDS. All of AMDM’s losses and net operating losses carried forward to AMDS. Following the Reorganization the Company was re-domiciled to Delaware. Since 2004 and prior to consummation of the domiciliary merger in 2008, neither American Merchant nor Desert Gateway had any existing operations.

To date and as of the date hereof, the Company can be defined as a "shell" company, an entity which is generally described as having no or nominal operations and with no or nominal assets or assets consisting solely of cash and cash equivalents. As a shell company, our sole purpose at this time is to locate and consummate a merger or acquisition with a private entity.

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Since inception, Retrophin efforts and resources have been focused primarily on raising capital, acquiring and developing pharmaceutical products and recruiting personnel. Our lead product in development is RE-021, a small molecule intended to treat FSGS.  We expect that a phase 2 clinical study of RE-021 to treat FSGS could begin in first half of 2013.  We have a number of programs in preclinical development. Retrophin’s focus is to seek treatment for serious, unmet, rare disease.  FSGS, and others are orphan diseases affecting fewer than 200,000 patients in the United States and have profound impacts on sufferers.

The merger of a private operating company into a non-operating public shell corporation with nominal net assets is considered to be a capital transaction, in substance, rather than a business combination, for accounting purposes. Accordingly, the Company treated this transaction as a capital transaction without recording goodwill or adjusting any of its other assets or liabilities. The consideration in the amount of $200,000 paid to our former stockholders will be recorded as an “other expense” item and included in our net loss for the period ending December 31, 2012.

Our Company

Our results of operations discussed below reflect our operations during the period in which we are in development stage and  starting up our operations. As a result, these results should not be considered indicative of our anticipated results of operations on a going forward basis.

Results of Operations

The following discussion summarizes the key factors our management believes are necessary for an understanding of our financial statements.

Operating Expenses

For the period March 11, 2011 (inception) through December 31, 2011

Operating expenses were approximately $3.27 million for the period from March 11, 2011 through December 30, 2011, which consisted of (i) compensation and related costs of approximately $2.23 million which included approximately 86,000 shares of vested incentive shares granted to members and employees amounting to approximately $1.7 million, (ii) professional fees of approximately $0.91 million which included (a) approximately 12,000 shares of vested incentive shares granted to consultants amounting to approximately $0.26 million for services rendered; (b) research and development fees of approximately $0.35 million related to Retrophin's drug (RE-001) candidate for the treatment of Duchenne Muscular Dystrophy; (c) legal expense of approximately $0.10 million related to formation of the company, employment and consulting agreements and general corporate work; and (d) consulting fees of approximately $0.20 million related to outsourcing management roles, (iii) nine months rent expense of approximately $0.06 million,  and  (iv) the remaining balance of $0.07 million is related to travel and entertainment, depreciation, advertising and other operating expenses.

For the nine months ended September 30, 2012

Operating expenses were approximately $16.76 million for the nine months ended September 30, 2012, which consisted of (i) compensation and related costs of approximately $8.37 million which included approximately 293,000 shares of vested incentive shares granted to members and employees amounting to approximately $7.72 million, (ii)  professional fees of approximately $8.05 million which included (a) approximately 142,000 shares of vested incentive shares granted to consultants amounting to approximately $6.3 million for services rendered; (b) research and development fees of approximately $0.27 million related to Retrophin's drug (RE-021 and RE-024) candidate for the treatment of FSGS and PKAN and evaluation of potential new technologies; (c) legal expense of approximately $0.80 million related to licensing an production acquisition, employment and consulting agreements and general corporate work; (d) consulting fees of approximately $0.60 million related to outsourcing management roles, and (e) accounting fees of approximately $0.08 million related to general accounting and audit work, (iii) nine months rent expense of approximately $0.06 million,  and  (iv) depreciation and amortization expense of approximately $0.07 million related to the Ligand licensing agreement and (v) the remaining balance of $0.20 million is related to travel and entertainment, advertising and other operating expenses.

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For the period March 11, 2011 (inception) through September 30, 2011

Operating expenses were approximately $2.24 million for the period from March 11, 2011 through September 30, 2011, which consisted of (i) compensation and related costs of approximately $1.60 million which included approximately 58,000 shares of vested incentive shares granted to members and employees amounting to approximately $1.16 million, (ii)  professional fees of approximately $0.55 million which included (a) approximately 6,000 shares of vested incentive shares granted to consultants amounting to approximately $0.13 million for services rendered; (b) research and development fees of approximately $0.24 million related to Retrophin's drug (RE-001) candidate for the treatment of Duchenne Muscular Dystrophy; (c) legal expense of approximately $0.09 million related to formation of the company, employment and consulting agreements and general corporate work; and (d) consulting fees of approximately $0.09 million related to outsourcing management roles, (iii) six months rent expense of approximately $0.05 million,  and  (iv) the remaining balance of $0.04 million is related to travel and entertainment, depreciation, advertising and other operating expenses.

For the period March 11, 2011 (inception) through September 30, 2012

Operating expenses were approximately $20.0 million during the period from March 11, 2011 through September 30, 2012. The largest factors impacting our operating expenses during the period related compensation and related costs of approximately $10.6 million and $9.0 million in professional fees which included stock base compensation of approximately $16.0 million, consisting of approximately 379,000 shares of  vested incentive shares granted to members and employees amounting to approximately $9.4 million and approximately 155,000 shares of vested incentive shares granted to consultants amounting to approximately $6.5 million for services rendered. Operating expenses also included rent expenses of approximately $0.1 million, travel and entertainment of approximately $0.1million, depreciation and amortization expenses of approximately $0.1 million, and other expenses and advertising fees of approximately $0.1 million.

Other Operating Expenses

Other operating expenses for the period March 11, 2011 (inception) through December 31, 2011, for the nine months ended September 30, 2012,  for the period March 11, 2011 (inception) through September 30, 2011 and for the period March 11, 2011 (inception) through September 30, 2012 were as follows: (i) approximately $5,000 which is related to a loss in foreign exchange in a vendor payment, (ii) approximately $55,000 of which approximately $16,000 of interest income related to $200,000 note receivable with an interest rate of 12% per annum offset by approximately $71,000 of interest expense relate to a $900,000 note payable with an interest rate of 12% per annum, (iii)  approximately $5,000 which is related to a loss in foreign exchange in a vendor payment  and (iv) approximately $59,000 of which approximately $5,000 related to a loss in foreign exchange in a vendor payment, approximately $16,000 of interest income related to $200,000 note receivable with an interest rate of 12% per annum offset by approximately $71,000 of interest expense relate to a $900,000 note payable with an interest rate of 12% per annum.

Income Taxes

As a limited liability company, we were treated as a partnership for the purposes of U.S. federal and most applicable state and local income tax during the start-up period from March 11, 2011 through September  21, 2012. Accordingly, no provision was been made for U.S. federal and state income taxes in the accompanying financial statements, since all items of income or loss were required to be reported on the income tax returns of the members, who are responsible for any taxes thereon.

Impact of Inflation

The impact of inflation upon our revenue and income/(loss) from continuing operations during each of the past two fiscal years has not been material to our financial position or results of operations for those years because we have no products for sale and do not maintain any inventories whose costs are affected by inflation.

Net Loss

For the period March 11, 2011 (inception) through December 31, 2011, for the nine months ended September 30, 2012,  for the period March 11, 2011 (inception) through September 30, 2011 and for the period March 11, 2011 (inception) through September 30, 2012, our net loss from operation were  approximately $3.27 million, $16.81 million, $2.25 million and $20.08 million, respectively.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Liquidity and Capital Resources

Management believes that we will continue to incur losses for the foreseeable future. Therefore we will either need additional equity or debt financing, or by entering into strategic alliances on products in development to sustain our operations until we can achieve profitability and positive cash flows from operating activities, if ever.

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Our continued operations will depend on whether we can successfully or raise additional funds through equity and/or debt financing. Such additional funds may not become available on acceptable terms, if at all, and we cannot assure you that any additional funding we do obtain will be sufficient to meet our needs in the long term. Through September 2012, we raised approximately $4.6 million through capital contributions and notes payable from Retrophin shareholders and related parties.

Since our inception in 2011, we have generated losses from operations and we anticipate that we will continue to generate losses from operations for the foreseeable future. As of September 30, 2012 and December 31, 2011, our stockholders’ deficit was approximately $969,000 and $536,000, respectively. Our net loss from operations for the period March 11, 2011 (inception) through December 31, 2011, for the nine months ended September 30, 2012,  for the period March 11, 2011 (inception) through September 30, 2011 and for the period March 11, 2011 (inception) through September 30, 2012 were approximately $3.27 million, $16.81 million, $2.25 million and $20.08 million, respectively. Net cash used in operating activities were $785,747, $2,088,811 and $$2,874,558 for the period March 11, 2011 (inception) through December 31, 2011, for the nine months ended September 30, 2012,  and for the period March 11, 2011 (inception) through September 30, 2012, respectively. Operations since inception have been funded with the proceeds from equity and debt financings and limited sales activity. As of September 30, 2012, we had cash, cash equivalents of approximately $2,189. We anticipate that our existing capital resources will not be sufficient for us to continue operations beyond December 2012 without additional funding. We will continue to fund operations from cash on hand and through the similar sources of capital previously described. We can give no assurance that such capital will be available to us on favorable terms or at all. If we are unable to raise additional funds in the future on acceptable terms, or at all, we may be forced to curtail our desired development. In addition we could be forced to delay or discontinue product development, and forego attractive business opportunities. Any additional sources of financing will likely involve the sale of our equity securities, which will have a dilutive effect on our stockholders.

Cash Flows from Operating Activities

Operating activities used approximately $2.1 million of cash during the nine months ended September 30, 2012 compared to $0.8 million from the period March 11, 2011 through December 31, 2011, the increase of approximately $1.3 million was primarily the result of the increase in net loss of approximately $13.5 million due to the significant expenses we incurred mainly for stock base compensation, compensation expense, and professional fees, offset by non-cash charges of $12.0 million as well as a net change of approximately $0.7 million in our accounts payable and accrued expenses. Non-cash charges consisted of stock base compensation granted to employees and consultants for services render in the amount of $6.0 million and $6.0 million, respectively.  The net change in our operating assets and liabilities was primarily the result of approximately $0.4 million of accrued compensation expense.

Cash Flows from Investing Activities

Cash used in investing activities for the nine months ended September 30, 2012 was approximately $1.6 million, compared to approximately $0.13 million from the period March 11, 2011  through December 31, 2011, the increase of  approximately $1.6 million was primarily the result of $1.2 million to purchase intangible assets, primarily related to RE-021 sublicense from Ligand.

Cash Flows from Financing Activities

For the nine months ended September 30, 2012, financing activities provided approximately $3.6 million, compared to proceeds of approximately $0.8 million from the period March 11, 2011 through December 31, 2011, increase of approximately $2.8 million was  primarily as a result approximately $2.0 million of proceeds from the private sale of our equity securities and approximately $0.9 million of proceeds from related parties' notes payable.

Plan of Operation

Our plan of operation for the years ending December 31, 2011 and 2012 is to continue implementing our business strategy, including the clinical development of our three drug candidates, focusing primarily on the development of RE-021 for the treatment of FSGS. We also intend to expand our drug product portfolio by acquiring additional drugs for marketing or development. We expect our principal expenditures during the next 12 months to include:

●	Operating expenses, including expanded research and development and general and administrative expenses.

●
Product development expenses, including the costs incurred with respect to applications to conduct clinical trials in the United States for our three products and the costs of ongoing and planned clinical trials.

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As part of our planned expansion, we anticipate hiring up to fifteen additional full-time employees for research and development activities and up to five additional full-time employees for general and administrative activities. In addition, we intend to use clinical research organizations and third parties to perform our clinical studies and manufacturing. At our current and desired pace of commercialization and clinical development of our drugs, during the remaining weeks of 2012 through 2013, we expect to spend approximately $5 million on clinical development and research and development activities, approximately $2 million on general and administrative expenses and approximately $0.5 million on facilities rent. Additionally, we expect to spend approximately $250,000 on capital expenditures. We cannot assure you these amounts will be sufficient to fund our operations over the course of the next two years and we may need to expend significantly greater amounts to accomplish our goals.

Research and Development Projects

RE-021. We plan to conduct a phase II clinical trial of RE-021 in patients with focal segmental glomerulosclerosis (FSGS) over the next 12-18 months, with reduction in proteinuria as the primary endpoint. We expect it will take at least three years to complete development and obtain FDA approval of RE-021 for any indication, and we may never obtain such approval. Currently, we anticipate that we will need to expend approximately an additional $6 to $8 million in development costs through yearend 2013 and at least an aggregate of approximately $25 to $35 million before we receive FDA approval for RE-021 for treatment of patients with FSGS.

RE-024. We intend to develop RE-024 as a potential treatment for pantothenate kinase-associated neurodegeneration (PKAN). RE-024 is a preclinical investigational program.  In vitro testing of these molecules is underway, and we expect that in vivo evaluation will begin in early 2013. We plan to file the IND for RE-024 by 2014. We expect that it will take an additional five to seven years to complete development and obtain FDA approval of RE-024, if ever. Currently, we anticipate that we will need to expend approximately an additional $2 to $4 million in development costs on through yearend 2013 and at least an aggregate of approximately $30 to $50 million until we receive FDA approval for RE-024 should we choose to continue development.

RE-001. RE-001 is a recombinant, modified form of utrophin, a protein similar to the dystrophin protein that is missing in the muscles of DMD patients.  RE-001 is a preclinical investigational program.  Production scale-up the molecule is underway, and we expect that in vivo evaluation of clinical trial quality material may begin in 2013. Currently, we anticipate that we will need to expend approximately an additional $2 to $4 million in development costs through yearend 2013. We expect to initiate a Phase 1 clinical study of RE-001 in DMD patients by the end of 2014.  We can provide no assurances that Retrophin can successfully start this study.

License Agreement Obligations

Ligand License

In February 2012, we entered into an agreement pursuant to which Ligand agreed to grant us a worldwide license for the development, manufacture and commercialization of RE-021 (DARA). Under the license agreement, Ligand is obligated to transfer to Retrophin certain information, records, regulatory filings, materials and inventory controlled by Ligand and relating to or useful for developing RE-021. We must use commercially reasonable efforts to develop and commercialize RE-021 in specified major market countries and other countries in which we believe it is commercially reasonable to develop and commercialize such products.

As consideration for the license, we are required to make substantial payments upon the achievement of certain milestones totaling up to $106.7 million, payable upon the achievement of certain milestones.  Should we commercialize RE-021 or any products containing any of these compounds, we will be obligated to pay to Ligand an escalating annual royalty based on net sales of all such products. In the event that we sublicense any of these compounds to a third party, Retrophin shall pay to ligand a percentage of the financial consideration in addition to the milestone and royalty payments required. The license agreement contains other customary clauses and terms as are common in similar agreements in the industry.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect reported amounts of assets and liabilities as of the date of the balance sheet and reported amounts of expenses for the periods presented. Judgments must also be made about the disclosure of contingent liabilities. Accordingly, actual results could differ significantly from those estimates. We believe the following discussion addresses the accounting policies that are necessary to understand and evaluate our reported financial results.

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Share-Based Payments

 We adopted authoritative accounting guidance which establishes standards for share-based transactions in which we receive consultants or employee's services in exchange for equity instruments, such as stock incentive awards. These authoritative accounting standards require that we expense the fair value of stock awards, as measured on the awards' grant date.

If factors change and we employ different assumptions in the application of the relevant accounting guidance in future periods, the compensation expense that we record may differ significantly from what we have recorded in the current period. There is a high degree of subjectivity involved when using fair value to estimate share-based compensation. Consequently, there is a risk that our estimates of the fair values of our share-based compensation awards on the grant dates may bear little resemblance to the actual values realized upon the vesting, expiration, early termination or forfeiture of those share-based payments. Stock incentive awards options may expire worthless or otherwise result in zero value as compared to the fair values originally estimated on the grant date and reported in our financial statements. Alternatively, value may be realized from these instruments that are significantly in excess of the fair values originally estimated on the grant date and reported in our financial statements.
Income Taxes

We follow FASB ASC 740, Income Taxes, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the asset will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The standard addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under FASB ASC 740, we may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the tax authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. FASB ASC 740 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. At the date of adoption, and as of September 30, 2012 and December 31, 2011, the Company does not have a liability for unrecognized tax uncertainties.

Our policy is to record interest and penalties on uncertain tax positions as income tax expense. As of September 30, 2012 and for fiscal year end December 31, 2011, we had no accrued interest or penalties related to uncertain tax positions.

Net loss per share

Basic net loss per common share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding during the periods presented as required by FASB ASC 260, Earnings Per Share.

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Recently Issued Accounting Pronouncements

FASB issued the following accounting amendments:

In April 2010, the FASB issued amendments related to the revenue recognition method for milestone payments in research and development agreements. Under these amendments, entities can make an accounting policy election to recognize a payment that is contingent upon the achievement of a substantive milestone in its entirety in the period in which the milestone is achieved. The amendments are effective on a prospective basis for milestones achieved in fiscal years, and interim periods within those years, beginning on or after June 15, 2010, which means such amendments will take effect beginning with the fiscal year starting on January 1, 2011. The adoption of this standard has not had a material impact on our financial position, cash flow or results of operations.

In October 2009, the FASB issued authoritative guidance for arrangements with multiple deliveries. The guidance will allow companies to allocate consideration from contractual arrangements in multiple deliverables arrangements in a manner that better reflects the economics of the transaction. The new guidance requires expanded qualitative and quantitative disclosures and is effective for fiscal years beginning on or after June 15, 2010. The adoption of this standard has not had a material impact on our financial position, cash flow or results of operations.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

In connection with the closing of the merger, Marcum LLP Certified Public Accountants, the independent registered public accounting firm for Retrophin prior to the merger, became the independent registered public accounting firm for us.  On October 29, 2012, we filed a form 8-K with the Securities and Exchange Commission acknowledging the dismissal of Michael F. Cronin CPA as our independent registered public accounting firm due to the requirements of the Securities and Exchange Commission and the Public Company Accounting Oversight Board that lead and concurring reviewer partners cannot audit the same company for more than five consecutive years.  Required disclosures relating to our dismissal of the former accountant as required under item 4.01, including the former accountants’ letter of response to such dismissal, is incorporated herein by reference.  The decision to appoint Marcum LLP was recommended, and subsequently approved, by our board of directors in connection with the Merger.

Quantitative and Qualitative Disclosures about Market Risk

Our primary exposure to market risk is related to changes in interest rates. As of December 4, 2012, we had cash, cash equivalents and short- term investments of approximately $0.2 million, consisting of money market funds, U.S. treasuries, certificates of deposit and cash equivalents. This exposure to market risk is interest rate sensitivity, which is affected by changes in the general level of U.S. interest rates, particularly because our investments are in short-term marketable securities. Our short-term investments are subject to interest rate risk and will fall in value if market interest rates increase. Due to the short-term duration of our investment portfolio and the low risk profile of our investments, an immediate 10 percent change in interest rates would not have a material effect on the fair market value of our portfolio. We have the ability to hold our short-term investments until maturity, and therefore we would not expect our operations results or cash flows to be affected by any significant degree by the effect of a change in market interest rates on our investments. We carry our investments based on publicly available information. We do not currently have any hard to value investment securities or securities for which a market is not readily available or active.

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We are not subject to significant credit risk as this risk does not have the potential to materially impact the value of our assets and liabilities.

Properties

Our principal executive offices are located at 777 Third Avenue, Suite 22nd Floor, New York, NY10017.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the number of shares of our common stock beneficially owned as of December 7, 2012 by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (ii) each of our directors and executive officers and (iii) all officers and directors as a group. Unless otherwise indicated in the table, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name, subject to community property laws, where applicable. Unless otherwise noted below, the address of each stockholder below is c/o Retrophin, Inc., 777 Third Avenue, 22nd Floor, New York, NY 10017

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Class (2)
		%
Martin Shkreli(3) c/o Retrophin, Inc. 777 Third Avenue 22nd Floor New York, NY 10017	3,380,607	40.54%
Mr. Stephen Aselage (4) c/o Retrophin, Inc. 777 Third Avenue 22nd Floor New York, NY 10017	261,200	3.13%
Steve Richardson (5) c/o Retrophin, Inc. 777 Third Avenue 22nd Floor New York, NY 10017	98,055	1.18%
Robert Wilson	0	0%
All Current Officers and Directors as a Group (2)	3,739,862	44.85%

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(1)
Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. For each beneficial owner above, any options exercisable within 60 days have been included in the denominator.

(2)	Based on 8,338,836 shares of Common Stock issued and outstanding at the Effective Time.

(3)
Consists of 2,531,920 shares of Common Stock held directly by Mr. Shkreli and an aggregate of 848,687 shares of Common Stock held by MSMB Healthcare LP, MSMB Healthcare Investors LLC and MSMB Capital Management LP.  Mr. Shkreli is the managing member of MSMB Healthcare Investors LLC, which is the general partner of MSMB Healthcare LP, and is the managing member of the general partner of MSMB Capital Management LP.  Mr. Shkreli disclaims beneficial ownership of the shares held by MSMB Healthcare LP, MSMB Healthcare Investors LLC and MSMB Capital Management LP.  As of the Effective Date, Mr. Shkreli serves as the Chief Executive Officer and a director of the Company.

(4)	As of the Effective Date, Mr. Aselage serves as a director of the Company.
(5)	As of the Effective Date, Mr. Richardson serves as a director of the Company.

MANAGEMENT AND DIRECTORS

EXECUTIVE OFFICERS AND DIRECTORS FOLLOWING THE MERGER

Effective December 17, 2012 Messrs. Shkreli, Aselage and Richardson became directors of the Company.

MARTIN SHKRELI, 29 was the founder of Retrophin, LLC (the predecessor of Retrophin, Inc.) and has been the President of Retrophin, Inc. since its formation and will become the Chief Executive Officer of the Company as of the Effective Date. Mr. Shkreli is also the founder and managing partner of MSMB Capital Management, a New York hedge fund firm founded in 2006 that manages a variety of partnerships. Prior to MSMB, Mr. Shkreli was employed at Intrepid Capital Management from 2004 to 2006 and previously at Cramer Berkowitz & Co, both of which are hedge fund firms based in New York. Mr. Shkreli is an experienced biotechnology and pharmaceutical industry investor, particularly in businesses with orphan drugs. Mr. Shkreli received his BBA from Baruch College.  Mr. Shkreli was selected as a director because of his business and professional experience, including but not limited to his leadership of Retrophin in the early stages, private and public financings and a successful track record of identifying drug assets.

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STEPHEN ASELAGE, 61 was the Chairman of the Board of Retrophin, Inc. since October 16, 2012 and will become the Chairman of the Board of the Company as of the Effective Date. Prior to joining Retrophin, Mr. Aselage served as the Executive Vice President and Chief Business Officer at BioMarin, a biotechnology company, from December 2009 through September 2012. And from June 2005 to December 2009, Mr. Aselage served as BioMarin’s Senior Vice President of Global Commercial Development.  From February 2004 to June 2005, Mr. Aselage served as Executive Vice President of Global Commercial Operations at Cell Therapeutics, a biotechnology company focused on cancer therapeutics.  From September 2003 to January 2004, Mr. Aselage served as Senior Vice President of North American Sales and Marketing for Genzyme Corporation, a biotechnology company, following Genzyme’s acquisition of Sangstat Medical Corporation where he had worked since February 1999. While at Sangstat, Mr. Aselage restructured the company’s sales, marketing and medical affairs groups.  From 1996 through 1999, Mr. Aselage served as Director of Sales and Marketing at Advanced Tissue Sciences, a biotechnology company. Earlier in his career, Mr. Aselage held a variety of sales and sales management positions at biotechnology and pharmaceutical companies including Rhône-Poulenc Rorer Pharmaceuticals (now Sanofi-Aventis), Genentech, Inc., and Bristol Laboratories, a biopharmaceutical company. Mr. Aselage holds a B.S. in biology from the University of Notre Dame.  Mr. Aselage was selected as a director because of his business and professional experience, including but not limited to his leadership of BioMarin in drug commercialization, private and public financings and a successful turnaround of multiple businesses.

STEVE RICHARDSON, 58 was elected  Manager of Retrophin, LLC (the predecessor of Retrophin, Inc.) in June 2011.  Mr. Richardson is a Senior Advisor to The Boston Consulting Group, a global management consulting firm, a position he has held since early 2009.  Previously Mr. Richardson spent over 30 years with American Express, most recently as Senior Vice President of Human Resources and Chief Talent Officer, where he served as a key advisor for major business transformation and enterprise-wide organizational change and restructuring.  Mr. Richardson served as a Board member of United Way Worldwide from 2008 to 2010 and is currently a Senior Advisor to the Hidden Brain Drain Task Force, a task force focused on identifying, developing and promoting a second generation of corporate policies and practices that support the ambition, work and life needs of highly qualified talent across the divides of gender, generation and culture.  Mr. Richardson was selected as a director due to his extensive experience in overseeing and advising growing companies and substantial experience in business transformation, global general management and recruiting talented management.

On December 17, in connection with the completion of the merger Robert Wilson and Gary Lyons resigned as directors of the Company.  Neither Mr. Wilson nor Mr. Lyons served on any committees of the Company and there was no disagreement with either Mr. Wilson or Mr. Lyons prior to the resignation from the Board of Directors of the Company.

Compensation of Directors

We have not established a policy to provide compensation to our directors for their services in such capacity. Our board will consider developing such a policy in the future.

Employment Agreements with Executives

We do not have any Employment Agreements.

Compensation Committee Interlocks and Insider Participation

We do not have a compensation committee or a committee performing similar functions. All compensation matters are determined by our board of directors. We plan to have a compensation committee when we elect additional independent persons to our board of directors.

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Terms of Office

Our directors and officers have been appointed for a one-year term or until their respective successors are duly elected and qualified or until their earlier resignation or removal in accordance with our bylaws.

Certain Relationships & Transactions

Officers

As described above, Martin Shkreli, our Chief Executive Officer, was the President of Retrophin prior to the Merger.

Significant Employees

As of the date hereof, we have no significant employees, other than our named executive officers.

Family Relationships

There are no family relationships among our directors or executive officers.

Involvement in Certain Legal Proceedings

To our knowledge, there have been no events under any bankruptcy act, no criminal proceedings and no federal or state judicial or administrative orders, judgments or decrees or findings, no violations of any federal or state securities law, and no violations of any federal commodities law material to the evaluation of the ability and integrity of any director (existing or proposed) or executive officer (existing or proposed) of the Company during the past ten (10) years.

Policies and Procedures for Review, Approval or Ratification of Transactions with Related Persons

We do not have any special committee, policy or procedure related to the review, approval or ratification of transactions with related persons that are required to be disclosed pursuant to Item 404(a) of Regulation S-K, other than as required by the Delaware General Corporation Law.

Director Independence

Our securities are not listed on a national securities exchange or on any inter-dealer quotation system which has a requirement that a majority of directors be independent. We evaluate independence by the standards for director independence set forth in the NASDAQ Marketplace Rules.

Under these rules, a director is not considered to be independent if he or she is also an executive officer or employee of the corporation. As a result, Messrs. Aselage and Shkreli would not be considered independent because they serve as executive officers of the Company. Our other director, Messrs Lyons and Richardson, would be considered independent under these rules.

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Board of Directors’ Meetings

During the fiscal year ended December 31, 2011, our board of directors did not meet and we did not hold an annual meeting. Our board conducted all of its business and approved all corporate action during the fiscal year ended December 31, 2011 by the unanimous written consent of its members, in the absence of formal board meetings.

Committees of the Board of Directors

Our board of directors performs the functions of the audit committee. We do not have a qualified financial expert at this time because we have not been able to hire a qualified candidate. Further, we believe that we have inadequate financial resources at this time to hire such an expert. We intend to continue to search for a qualified individual for hire.

Due to our small size and limited operations to date, we do not presently have a nominating committee, compensation committee or other committee performing similar functions. We have not adopted any procedures by which security holders may recommend nominees to our board, and we do not have a diversity policy.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and officers, and persons who beneficially own more than ten percent (10%) of our common stock, who are hereinafter collectively referred to as Reporting Persons, to file reports with the SEC of beneficial ownership and reports of changes in beneficial ownership of our common stock on Forms 3, 4 and 5. Reporting Persons are required by applicable SEC rules to furnish us with copies of all such forms filed with the SEC pursuant to Section 16(a) of the Exchange Act. To our knowledge, based solely on our review of the copies of the Forms 3, 4 and 5 received by us during the fiscal year ended December 31, 2011 and written representations that no other reports were required, we believe that all reports required to be filed by such persons with respect to the Company’s fiscal year ended December 31, 2011 were timely filed.

Code of Ethics

We are reviewing a Code of Ethics and will provide it once it has been approved by our Board of Directors.

Board Leadership Structure and Role on Risk Oversight

Martin Shkreli currently serves as our Chief Executive Officer. Our board of directors is comprised of Messrs. Aselage, Shkreli and, Richardson  with Mr. Aselage serving as Chairman. At present, we have determined this leadership structure is appropriate due to our small size and limited operations and resources.

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We have no policy requiring the combination or separation of the Principal Executive Officer and Chairman roles and our governing documents do not mandate a particular structure. Our directors recognize that the leadership structure and the combination or separation of these leadership roles is driven by our needs at any point in time.

Our directors are exclusively involved in the general oversight of risks that could affect our business and they will continue to evaluate our leadership structure and modify such structure as appropriate based on our size, resources and operations.

Legal Proceedings

We are not aware of any material proceedings in which any of our directors, executive officers or affiliates, any owner of record or beneficially of more than 5% of our common stock, or any associate of any such director, officer, affiliate or security holder is a party adverse to us or any of our subsidiaries or has a material interest adverse to us.

Stockholder Communication with the Board of Directors

Stockholders may send communications to our board of directors by writing to Retrophin, Inc., 777 Third Avenue, 22nd Floor, New York, New York, 10017, Attention: Board of Directors.

Other Information

We are required to file periodic reports, proxy statements and other information with the SEC. You may read and copy this information at the Public Reference Room of the SEC, 100 F. Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain a copy of these reports by accessing the SEC’s website at http://www.sec.gov.  You may also send communications to our board of directors at:  Retrophin Inc., 777 Third Avenue, New York, New York 10017, Attention: Board of Directors.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

We are a reporting company under the Exchange Act, and our public filings can be accessed at www.sec.gov.  Our Common Stock is listed for quotation on the OTC Market (OTC.QB) under the trading symbol “RTRX.QB”.  There has been limited trading in our shares since they became eligible for trading on the OTC.QB during the third quarter of 2008.

The common stock is traded on the OTC QB under the symbol “RTRX”; however it is very limited Public Market for the common stock.  As of December 17, 2012, 8,338,837 shares of common stock were outstanding. There is a limited trading market for our Common Stock at present and, according to the best information available to management, there has been no active trading activity for approximately three years.

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Common Stock Market Prices

The following table sets forth, for the periods indicated, the high and the low closing sales price per share of our common stock as reported on the OTC.QB.  For all periods prior to December 17, 2012, our stock traded under the symbol “DGTE.OB”.

Price Range	High	Low

Fiscal year ended February 29, 2012	$.10
First Quarter	$.08	$.04
Second Quarter	$.15	$.04
Third Quarter	$.15	$.10
Fiscal year ended February 28, 2013
First Quarter	N/A	N/A
Second Quarter	N/A	N/A
Third Quarter	2.01	1.50
Fourth Quarter (through December 17, 2012)	7.69	1.50

Holders of Our Common Stock

As of December 1, 2012, there were 179  holders of record of the Company’s common stock.

Since inception we have not paid any dividends on our Common Stock.  We currently do not anticipate paying any cash dividends in the foreseeable future on our Common Stock. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future.  Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Description of Securities

The following statements are qualified in their entirety by reference to the detailed provisions of our certificate of incorporation and bylaws.

Capital Structure

We currently have authorized capital stock of 100,000,000 shares, of which 80,000,000 are designated as common stock, par value $0.0001 per share, and 20,000,000 shares are designated as preferred stock, par value $0.0001 per share. As of the closing of the Merger, 8,338,837 shares of our common stock and 0 shares of our preferred stock were issued and outstanding. As of December 1, 2012, there were 179 holders of record of our common stock.

Common Stock

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The holders of our common stock are entitled to one vote per share on matters on which our stockholders vote. There are no cumulative voting rights. Subject to any preferential dividend rights of any outstanding shares of preferred stock, holders of our common stock are entitled to receive dividends, if declared by our board of directors, out of funds that we may legally use to pay dividends. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our Common Stock that are present in person or represented by proxy.  Holders representing 50 percent (50%) of our Common Stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.   If we liquidate or dissolve, holders of our common stock are entitled to share ratably in our assets once our debts and any liquidation preference owed to any then- outstanding preferred stockholders are paid. Our certificate of incorporation does not provide our common stock with any redemption, conversion or preemptive rights.

Preferred Stock

The Board of Directors of the Company has the authority to designate one or more series of preferred stock with such voting powers, if any, and with such rights, preferences and privileges as the Board of Directors shall determine.

Dividend Policy

In the past, we have not distributed earnings to stockholders. Any future decisions regarding dividends will be made by our board of directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has complete discretion on whether to pay dividends. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

Administration

Our board of directors does not currently have a compensation committee and, in the absence of such a committee, the board will administer the Plan. Subject to the terms of the Plan, the board will have complete authority and discretion to determine the terms of awards under the Plan.

Eligible Recipients

Any officer or other employee of the Company or its affiliates, or an individual that the Company or an affiliate has engaged to become an officer or employee, or a consultant or advisor who provides services to the Company or its affiliates, including a non-employee director of the Board, is eligible to receive awards under the Plan.

Grants

The Plan authorizes the grant to eligible recipients non-qualified stock options, incentive stock options, restricted stock awards, restricted stock units, performance grants intended to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended, dividend equivalent awards, deferred stock awards, stock payment awards and stock appreciation rights.

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Duration, Amendment, and Termination

The Board may amend, suspend or terminate the Plan without stockholder approval or ratification at any time or from time to time. No change may be made that increases the total number of shares of common stock reserved for issuance pursuant to incentive awards, unless such change is authorized by our stockholders within one year.

Recent Sales of Unregistered Securities

The following summarizes all sales of unregistered securities by us and Retrophin within the past three years:

On March 2011, in connection with Retrophin’s formation, Retrophin issued an aggregate of 321,660 shares of its common stock to Martin Shkreli, our Founder and CEO, for aggregate consideration of $25,000.

As of December 10, 2012 Retrophin has issued 155,461 shares of its preferred stock to 28 investors in a private placement for aggregate consideration of approximately $4.4 million. All preferred stock that was sold to investors was converted into the Company’s Common Stock in connection with the merger.

The sales of the securities identified above were made pursuant to privately negotiated transactions that did not involve a public offering of securities and, accordingly, we believe that these transactions were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof and the rules promulgated thereunder. Each of the above-referenced investors in Retrophin’s stock represented to Retrophin in connection with their investment that they were “accredited investors” (as defined by Rule 501 under the Securities Act) and were acquiring the shares for investment and not distribution, that they could bear the risks of the investment and could hold the securities for an indefinite period of time. The investors received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration or an available exemption from such registration. All of the foregoing securities are deemed restricted securities for purposes of the Securities Act.

On December 10, 2012, in connection with the conversion of a Convertible Promissory Note, the Company issued 2,500,000 shares to the holder of such note.

Shares Eligible for Future Sale

As of December 17, 2012, we had outstanding 8,338,837 shares of common stock.  Of these shares 5,838,837 are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies like us, to their promoters or affiliates despite technical compliance with the requirements of Rule 144. Rule 144 also is not available for resale of securities issued by any shell companies (other than business combination-related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an exception to this prohibition, however, if the following conditions are met:

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●	The issuer of the securities that was formerly a shell company has ceased to be a shell company.

●	The issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

●
The issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports.

●	At least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, none of our stockholders is currently able to sell shares of our common stock in reliance on Rule 144. Assuming we continue to meet the requirements set forth above, Rule 144 will become available to our stockholders one year after the date of this report. Our stockholders may currently resell their shares of our common stock only pursuant to a registration statement that has been declared effective under the Securities Act or pursuant to another exemption from registration.

Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a corporation to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents. As permitted by Section 102(b)(7) of the Delaware General Corporation Law, the Company’s certificate of incorporation includes a provision that eliminates the personal liability of its directors for breach of their fiduciary duty as directors, except that a director shall be liable to the extent provided by applicable law (i) for breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. These indemnification provisions may be sufficiently broad to permit indemnification of the Company’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by any of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

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Delaware Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law. This statute regulating corporate takeovers prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for three years following the date that the stockholder became an interested stockholder, unless:

●
Prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder.

●
Upon completion of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers, and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer.

●
On or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is any person who, together with such person’s affiliates and associates (i) owns 15% or more of a corporation’s voting securities or (ii) is an affiliate or associate of a corporation and was the owner of 15% or more of the corporation’s voting securities at any time within the three year period immediately preceding a business combination of the corporation governed by Section 203. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage takeover attempts that might result in a premium over the market price, once a market exists, for the shares of common stock held by our stockholders.  In connection with the Merger, our board of directors determined that neither Martin Shkreli nor any stockholder of Retrophin would be deemed to be an interested stockholder.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosures set forth in Item 2.01 above are hereby incorporated by reference into this Item 3.02.

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Item 5.01. Changes in Control of Registrant.

The disclosures set forth in Item 2.01 above are hereby incorporated by reference into this Item 5.01.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 17, 2012, our board of directors was reconstituted by the appointment of Stephen Aselage, Martin Shkreli and Steven Richardson with Mr. Aselage serving as Chairman of the Board, and the resignations of Robert Wilson from his role as Director, Chief Executive Officer and President and Gary Lyons from his role as Director.

At the closing of the Merger, our executive management team was also reconstituted and Mr. Wilson resigned from his position as the Company’s President, Treasurer and Secretary. Upon the Effective Time, the following individuals (all of whom were officers of Retrophin prior to the Merger) took the positions set after their names: Martin Shkreli (Chief Executive Officer). Biographical and other information regarding these individuals is provided under the caption “Management and Directors” in Item 2.01 above, which is incorporated by reference into this Item 5.02.

Item 5.06. Change in Shell Company Status.

As described in Item 2.01 above, which are incorporated by reference into this Item 5.06, we ceased being a shell company (as defined in Rule 12b-2 under the Exchange Act) upon completion of the Merger.

Item 9.01. Financial Statements and Exhibits.

(a) As a result of its acquisition of Retrophin as described in Item 2.01, the registrant is filing herewith Retrophin’s audited financial statements as of and for the fiscal year ended December 31, 2011 and its unaudited condensed financial statements as of and for the three and Nine months ended September 30, 2012 as Exhibit 99.1 to this current report.

(b) Unaudited pro forma condensed combined financial information as of and for the fiscal year ended December 31, 2011 and as of and for the nine months ended September 30, 2012 is attached as Exhibit 99.2 to this current report.

(c) Exhibits.

Exhibit                       Description

2.1           Agreement and Plan of Merger, dated December 12, 2012, by and among Desert Gateway, Inc., a Delaware corporation, Desert Gateway Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company, and Retrophin Inc., a Delaware corporation

10.1         Sublicense Agreement, dated February 16, 2012, by and among Ligand Pharmaceuticals Incorporated, a Delaware corporation, Pharmacopeia, Inc., a Delaware limited liability company, and Retrophin, LLC, a Delaware limited liability company *

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99.1           Audited financial statements of Retrophin Inc. as of and for the fiscal year ended December 31, 2011 and unaudited condensed financial statements of Retrophin Inc. as of and for the three and nine months ended September 30, 2012

99.2           Unaudited Pro Forma Condensed Combined Financial Statements as of and for the fiscal year ended December 31, 2011 and as of and for the nine months ended September 30, 2012

99.3           Press Release dated December 18, 2012

*           Confidential Treatment Requested by Registrant. Redacted Portion Filed Separately with Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DESERT GATEWAY, INC.

Date:	December 18, 2012	/s/ Martin Shkreli
Name: Martin Shkreli
Title: Chief Executive Officer

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